UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5

FORM S-11/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Equisource Hotel Fund I, LLP

Nevada	7011	46-1009494
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2009 E. Windmill Lane
Las Vegas, NV  89123
__________________

Andrew Jolley
Managing Member
Of EquiSource Management, LLC
General Partner
2009 E. Windmill Lane
Las Vegas, NV  89123
(702) 240-0977
__________________

COPY OF ALL CORRESPONDENCE TO:

Jillian Ivey Sidoti
LAW OFFICE OF JILLIAN SIDOTI
38730 Sky Canyon Drive – Suite A
Murrieta, CA 92563
EMAIL: jillian@jilliansidoti.com
PHONE: 323-799-1342

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Units	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)(3)

Limited Partnership Units	25,000 units	$1,000	$25,000,000	$3,410

Total	25,000 units	$1,000	$25,000,000	$3,410

(1)  Registration fee has been paid via Fed wire.

(2)  This is the initial public offering and no current trading market exists for our units.

(3)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED __________________

PRELIMINARY PROSPECTUS

This prospectus relates to the offer and sale by Equisource Hotel Fund I, LLP, a Nevada limited liability partnership, of up to 25,000 limited partnership interests, having a purchase price of $1,000 per Unit, to be described in detail in this prospectus. The purchase price is $1,000 per Unit and you must purchase at least Five (5) Units. This offering will terminate when all 25,000 Units have been sold or when we terminate the offering, whichever is earlier, but in no event later than ______2014, which is two years from the date of this prospectus.

The Units rank equally and without preference in all respects. Andrew Jolley, the Managing Member of our General Partner, will offer and sell the Units pursuant to the exemption from broker-dealer registration under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. In the future, the Partnership may ask additional associated persons of the Partnership (as defined in Rule 3a4-1) to offer and sell the Units after satisfying any applicable state issuer-agent registration requirements. Neither Mr. Jolley nor, if we choose to use them, any other associated person will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in Units. This is a minimum/maximum offer with the minimum amount we will raise is $1,000,000 prior to spending investor funds. The maximum we intend on raising is $25,000,000. We will escrow funds up to $1,000,000. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds. We intend to have an escrow arrangement in place prior to the effectiveness of this resgistration statement. We will then revise this disclosure to name the escrow agent on the cover page and will include material terms of the escrow agreement in the Plan of Distribution section of this Registration Statement. We plan to have the arrangement in place prior within the next month. Our management will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the units for working capital, collateral for company borrowings, or for any other purpose.

We may also sell shares at a discount to the primary offering price of $1,000.00 per Unit through the following distribution channels in the event that the investor.

You should read this entire prospectus before investing in the Units. Investing in Units involves risks, including the following that we believe are the most significant:

●	We are an emerging growth company. The Units are not deposits in a bank and are not insured against loss by the FDIC.
●	There is no public market for our Units and none is expected to develop.
●	The Units are subject to restrictions on transferability, as further described under “Restrictions on Transfers of Limited Partnership Units”
●
We will not set aside funds in a sinking fund to pay distributions or redeem Units, so you must rely on our profits and other sources of cash. We may not make any profits, in which case investors may lose their entire investment.

●	Our General Partner will have broad discretion to use the proceeds from this offering and may use them in ways that do not grow the Partnership, including to pay distributions on and redeem Units.
●	Our General Partner has no experience running a public company, which increases the risk that we may not comply with the requirements of the Exchange Act.
●	We have a limited operating history.
●	Our management team may face conflicts of interest such as competing demands for their time and the ability to compete with the Partnership for business opportunities.
●	We have conducted no revenue-generating business activities and as such have not generated any revenue since inception.

For a discussion of the risk factors concerning this investment, see “RISK FACTORS” starting on page 17 .

	Price to Public	Broker Commissions & Expenses (1)	Proceeds to Partnership
Per Unit	$1,000	100	$900
Total Minimum	$1,000	100	$900
Total Maximum	$25,000,000	2,500,000	$22,500,000

1.	We have not entered into any Broker Dealer agreements and our commission and expenses is a mere estimate of potential expenses.

The date of this prospectus is ___________, 2013

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell our Units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our Units, and it is not soliciting an offer to buy our Units in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

WHO SHOULD INVEST	6
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	8
PROSPECTUS SUMMARY	8
RISK FACTORS	17
USE OF PROCEEDS	37
MANAGEMENT’S DISCUSSION AND ANALYSIS	39
THE PARTNERSHIP	41
OUR BUSINESS	42
MANAGEMENT	50
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	54
INDEMNIFICATION OF CONTROL PERSONS	55
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	55
DESCRIPTION OF THE UNITS	55
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	60
DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENT	73
CONFLICTS OF INTEREST	82
ERISA CONSIDERATIONS	83
DETERMINATION OF OFFERING PRICE	86
PLAN OF DISTRIBUTION	86
EXPERTS	87
LEGAL MATTERS	87
ADDITIONAL INFORMATION	87
FINANCIAL STATEMENTS	F-1

WHO SHOULD INVEST

An investment in the Units involves significant risk and is suitable only for persons who have adequate means of providing for their current financial needs and personal contingencies, desire a relatively long-term investment and who will not need liquidity from an investment. It may be difficult to resell Units because of the restrictions on transferability and because no public market for the Units currently exists or is anticipated to develop. The Units should not be purchased by persons who might need to sell them immediately or will need to sell them quickly in the future.

If you are an individual beneficiary of a purchasing individual retirement account, or IRA, or if you are a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), you must represent that you meet certain requirements. Units may not be purchased by an ERISA plan, as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an IRA or a non-ERISA plan subject to Section 4975 of the Internal Revenue Code (the “Code”), as to which the Managing Partner of the General Partner, or any of its affiliates, have investment discretion with respect to the assets used to purchase the Units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, the Managing Partner of the General Partner will take such steps as are necessary to ensure that ownership of Units by Benefit Plan Investors, as defined by ERISA and the Code, is at all times less than 25% of the total value of outstanding Units. These restrictions are discussed in detail in the section of this prospectus entitled “ERISA CONSIDERATIONS” at page 62 . Should be page 66 Generally, transferees will also be required to comply with these standards.

SUITABILITY STANDARDS

The Units we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our Units, you will have difficulty selling any Units that you purchase.

In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our Units. These suitability standards require that a purchaser of Units have either:

•       a net worth of at least $250,000; or

•       gross annual income of at least $70,000 and a net worth of at least $70,000.

The following states have established suitability standards in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.

Alabama—Alabama investors must represent that, in addition to meeting the suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor’s net worth.

Iowa—An Iowa investor must have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and the total investment in our offering may not exceed 10% of the investor’s liquid net worth.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in our and similar direct participation investments.

Kentucky—A Kentucky investor’s investment in our offering may not exceed 10% of his or her net worth.

Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

Michigan—Michigan investors may not invest more than 10% of their net worth in our offering.

Oregon—An Oregon investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Pennsylvania—A Pennsylvania investor must have a net worth of at least ten times his or her investment in our offering.

Tennessee—A Tennessee investor must have a liquid net worth of at least ten times his or her investment in our offering.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. ‘‘Liquid net worth’’ is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh

Plans or pension or profit-sharing plans, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

We reserve the right to reject any subscription in whole or in part, in our sole discretion. If a subscription is not accepted, we will promptly refund your funds, without deduction of any costs and without interest on those funds.

The minimum investment is $5,000 for five Units unless, in our sole discretion, we decide to accept a subscription for a lesser number of Units. For example, we intend to allow purchases of as little as one Unit, or $1,000, if the purchaser is a custodian acting for a minor family member (i.e., a member of the purchaser’s family who is under 18 years old). For purposes of satisfying the minimum investment requirement for IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of at least $5,000. IRA investors are urged to consult their custodians for special rules and restrictions which may apply to an IRA investment in the Units. It should be noted, however, that an investment in the Units will not, in itself, create an IRA for any investor and that an investor must comply with all applicable provisions of the Code to create an IRA.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements are sometimes referred to as “forward-looking statements.” Such statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking statements are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by words like “may,” “will,” “should,” “expect,” “plan,” “anticipate,” intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “RISK FACTORS” and throughout this prospectus.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS CONTAINED IN THIS PROSPECTUS. EACH INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY PRIOR TO MAKING AN INVESTMENT DECISION IN THE OFFERED SECURITIES.

The Partnership

Equisource Hotel Fund I, LLP (referred to in this prospectus as the “Partnership”, “ESFI”, “we” “us”, or “our”) is a Nevada limited liability partnership formed in April 2012 by our General Partner, EquiSource Management, LLC Our general partner is EquiSource Management, LLC (referred to in this prospectus as the “General Partner”). The Managing Member of our General Partner is Andrew Jolley. Through these arrangements, Mr. Jolley has the sole power to act on behalf of the General Partner and to control the day-to-day operations of the Partnership.

The Partnership’s primary business is to purchase, renovate and operate undervalued select service hotels in the southwestern United States. It is our intent to take advantage of favorable market conditions in the hospitality industry by purchasing select service hotels and loans secured by hotels at a significant discount. It is our intent to purchase hotels with 50 to 200 rooms located in the southwestern United States. Typically, we expect the hotels that we purchase to operate under a franchise agreement with a larger hotel franchise such as Wyndham, IHG, Choice Hotels, and others. We intend on renovating hotels as needed, improving operations and revenues, and then to sell the hotels to a willing buyer.

For a further discussion of our senior management team’s experience, track record and relationships, see the headings entitled “Business — Our Company” and “Our Management.”

We are a Nevada limited liability partnership. Our principal executive offices are located at 2009 E. Windmill Lane, Las Vegas, NV  89123 and our telephone number is (702) 240-0977. Our website address is www.equisourcehotels.com. This website and the information contained on it or connected to it do not constitute a part of this prospectus.

Summary of Risks

We are subject to many risks. We are an emerging growth company and have elected to delay the adoption of new or revised accounting standards. Therefore, our financial statements going forward, may not be comparable to companies that comply with public company effective dates. Further, investors should be aware the other, significant risks:

●
There is no public market for our Units and none is expected to develop. The Units are subject to restrictions on transferability, as further described under “Restrictions on Transfers of Limited Partnership Units”

●	We will not set aside funds in a sinking fund to pay distributions or redeem Units, so you must rely on our profits and other sources of cash.

●	Our General Partner will have broad discretion to use the proceeds from this offering and may use them in ways that do not grow the Partnership, including to pay distributions on and redeem Units.
●	Our General Partner has no experience running a public company, which increases the risk that we may not comply with the requirements of the Exchange Act.
●	We have a limited operating history.

●	Our management team may face conflicts of interest such as competing demands for their time and the ability to compete with the Partnership for business opportunities.

●	Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our Market Opportunity

The U.S. hotel industry has experienced substantial declines in fundamentals as a result of the global economic recession and its adverse impact on business and leisure travel. We believe that the significant number of hotel properties experiencing substantial declines in operating cash flow, coupled with the challenged credit markets, near-term debt maturities and, in some instances, covenant defaults relating to outstanding indebtedness, continue to present attractive investment opportunities in the lodging industry. According to BusinessWeek, hotels were going to see a significant increase in foreclosures in 2012. 1 However, the hotel industry, despite owners’ woes, has experienced and incredible increase in occupancy in the summer of 2012. 2Accordingly, we believe the following factors provide well-capitalized investors, such as our company, the opportunity to acquire high-quality hotel properties at prices significantly below replacement cost, with substantial appreciation potential as the U.S. economy recovers from the current recession:

•	Significant Debt Defaults. Cash flow at many hotel properties has declined to levels that are inadequate to support required debt service payments or that violate applicable covenants.

•
Maturity Defaults and Lack of Available Financing. Jones Lang LaSalle Hotels report predicts that $30 billion in CMBS hotel loans maturing in 2012 may be extended, creating an opportunity-rich investment environment. In the current economic environment, traditional lending sources, such as banks, insurance companies and pension funds have adopted more conservative lending policies and have materially decreased new lending commitments to hotel properties. We believe the current and projected cash flows at many hotel properties, when coupled with more conservative lending policies, will only support mortgage financing that is significantly less than the amounts currently borrowed against such properties. As a result, we expect many owners of hotel properties will be unable to refinance maturing debt without significant additional equity investment, which may result in sales or foreclosures.

•
Under-Capitalized Owners. Maintaining a hotel’s physical condition at the levels required by major hotel brands often requires significant capital investment. This is particularly true for hotels in urban markets and in the upper upscale segment of the lodging industry, where we focus our investment activity. We believe cash flow after debt service at many hotel properties may be insufficient to fund necessary capital expenditures and their owners may face capital investment demands that could require additional equity investments. We believe some hotel owners will be unable or unwilling to make the required equity investments and may choose or be compelled to sell their hotels.

________________
1Brandt, J. G. (2011, November 10). Hotel Foreclosures to Have ‘Huge Increase,’ Sonnenblick Says. Retrieved October 1, 2012, from BusinessWeek: http://www.businessweek.com/news/2011-11-10/hotel-foreclosures-to-have-huge-increase-sonnenblick-says.html

2(2012, September 26) STR: US hotels strong in summer 2012 Retrieved October 1, 2012 from Hotel News Now: http://www.hotelnewsnow.com/Articles.aspx/9034/STR-US-hotels-strong-in-summer-2012

These items are discussed more fully in this prospectus under the headings “OUR BUSINESS” and “RISK FACTORS”.

We intend to use a majority of the proceeds from this offering to purchase hotels, and to use the remainder for our other general corporate purposes. These other purposes may include paying our offering expenses. See the section of this prospectus entitled “USE OF PROCEEDS”.

The General Partner expects to wind the Partnership up in year five by no longer purchasing hotels, disposing of current holdings or refinancing hotels in order to provide capital to purchase back Units from investors.We would then plan on redeeming Partnership Units as funds become available and as hotels are sold. Please see our Limited Partnership Agreement for discussion of the operations of the Partnership (our “Limited Partnership Agreement”).

Our Investment Strategy
We invest in hotel properties located primarily in the southwest United States. Since this area of the United States was one of the hardest hit areas  during the most recent recession, we believe that there is the most opportunity for growth in these markets. We may also search and invest in hotels in the states of Arizona, California, Colorado, Idaho, Utah, New Mexico, Texas and others. We focus on elected service with 50 – 200 rooms, located in the southwestern United States. These hotels will typically operate under a franchise agreement with a large hotel franchise such as Wyndham (Ramada, Howard Johnson, Rodeway Inn, Days Inn), IHG (Holiday Inn Express), Choice Hotels (Clarion, Comfort Inn, Quality Inn), Accor (Motel 6) and others.

The select-service hotels in which we may invest generally have limited business meeting or banquet facilities and will have limited food and beverage options.  We utilize extensive research to evaluate any target market and property, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition, and property financial performance. Specific acquisition criteria include, but are not limited to, the following:

•
Purchase of hotels without any debt leverage, although the Managing Member reserves the right to leverage properties up to 75% loan to value based on the purchase price if it is to an advantage of the Company;

•	acquisition price at a significant discount to replacement cost;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

We believe that as the U.S. economy continues to recover and generate positive GDP growth,. Hotel developers’ inability to source construction financing over the past 18 to 24 months, and likely for the foreseeable future, creates an environment in which minimal new lodging supply is expected to be added for the foreseeable future. We believe that as transient and group travel rebounds, existing supply will accommodate incremental room-night demand allowing hotel owners to grow occupancy and ultimately increase rates, thereby improving profitability. We believe that portfolio diversification will allow us to capitalize from growth in various customer segments including business transient, leisure transient, and group and convention room-night demand.

We generally seek to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that provide us with the ability under certain circumstances to replace operators and/or reposition properties, to the extent that we determine to do so, and align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to opportunistically sell hotels if we believe sales proceeds may be invested in hotel properties that offer more attractive risk-adjusted returns.

We currently do not intend to engage in significant development or redevelopment of hotel properties. However, we do expect to engage in partial redevelopment and repositioning of certain properties, as we seek to maximize the financial performance of the hotels that we acquire. In addition, we may acquire properties that require significant capital improvement, renovation or refurbishment. Over the long-term, we may acquire hotel and resort properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities.

We may consider acquiring outstanding debt secured by a hotel or resort property from lenders and investors if we believe we can foreclose on or acquire ownership of the property in the near-term. We do not intend to originate any debt financing or purchase any debt where we do not expect to gain ownership of the underlying property. We may change our investment strategy and/or target leverage without investor consent.

We intend on acquiring our assets primarily for income.

Technology

We use an off-site backup service which has full back-up operability with up-to-date information. We employ a variety of systems to ensure that investors, acquisitions, management of hotel, and dispositions are handled appropriately. We plan to track all investors in a Customer Relation Management (CRM) system. Each hotel uses a variety of technologies aimed at creating a better customer experience, reducing errors, improving operational efficiencies, and marketing the hotels.

Competition

We face significant competition both in finding hotel purchase opportunities and in attracting investor funds. Our competition for purchasing of hotels comes from multiple sources including major hotel owners, Real Estate Investment Trusts, and other independent developers and investors. Our competition for investor funds has historically come from competitors offering uninsured products, such as the mutual fund industry, securities and brokerage firms and insurance companies, as well as insured money market accounts and certificates of deposit at commercial banks. Although it has become difficult for many operators and hotel developers to obtain financing for acquisitions and development since the United States recession, we will face the same difficulties and will need cash to purchase hotels at the greatest, most advantageous prices. We do not believe that this is material to our financial condition or operations at this point. However, if traditional lenders offering lower interest rates loosen credit requirements for investment in the acquisition and rehabilitation of hotels and other commercial properties, it is possible we might be competing with a greater pool of developers and operators that have less cash. We currently do not have any investors or significant cash to make investments.

Governmental Regulations

Insurance

The Partnership maintains comprehensive business and liability insurance. We are in the process of obtaining director’s and officer’s liability insurance to cover the acts of our controlling persons, and “key person” life insurance on the life of Mr. Jolley and other members of our management team.

Personnel

At November 20, 2012, we currently do not have any employees. EquiSource Management, LLC, our General Partner, has 7 full-time employees.

Legal Proceedings

We may at times, in the ordinary course of business, be a party to legal actions normally associated with a hotel investment and management business. We believe that none of these routine matters is likely to have a material adverse impact on our financial condition or results of operations.

How to Contact Us and Our General Partner

Our business operations are conducted from our headquarters located at 2009 E Windmill Lane, Las Vegas, NV 89123 and our telephone number is (702) 240-0977. You may access our website at www.EquiSourceHotels.com. Information on our web site is not incorporated into this prospectus and should not be considered a part of this prospectus. You may contact us and our General Partner at the address and telephone number listed above.

Summary of the Terms of the Offering

Securities	Limited partnership interests, or Units, having a purchase price of $1,000 per Unit, designated Limited Partner Units. See “DESCRIPTION OF THE UNITS” on page 40 .
Number and Amount
We are offering up to 25,000 Units for an aggregate purchase price of $25,000,000, which will constitute all of the equity interests in the Partnership other than the general partnership interest held by our General Partner. The directors of our General Partner and persons related to them may purchase Units in this offering. This offering will terminate when all 25,000 Units have been sold or when we terminate the offering, whichever is earlier, but in no event later than ________2014, which is two years from the date of this prospectus.

Minimum Investment
Generally, you must purchase a minimum of 5 Units for an aggregate investment of $5,000. We reserve the right to waive this minimum and accept a lesser amount from any investor. For example, we intend to allow purchases of as little as one Unit, or $1,000, if the purchaser is a custodian acting for a minor family member (i.e., a member of the purchaser’s family who is under 18 years old).

IRA and Employee Benefit Plan Investments
Individual retirement accounts, or IRAs, and employee benefit plans may also purchase a minimum of 5 Units for $5,000. Units offered to employee benefit plans and IRA investors will be limited to the extent necessary to avoid the assets of the Partnership being considered “plan assets” under ERISA. See “ERISA -CONSIDERATIONS” on page 83.

The General Partner
EquiSource Management, LLC is our General Partner and holds the one general partnership interest of the Partnership. The Chief Managing Member of our General Partner is Andrew Jolley. Mr. Jolley has the sole power to act on behalf of the General Partner and controls the day-to-day operations of the Partnership. The General Partner is also managed by Stephen Byrne, Greg Herlean, and John Reiter. See “MANAGEMENT” on page 50. The General Partner also has certain other non-management or passive investors.

Cumulative Distributions
We currently do not have any revenues and thus, it is difficult for us to estimate a dividend yield. However, it is our intent to provide the following distributions if revenues and assets allow. We currently do not have any assets or distributions. The holders of the Units will be entitled to receive, out of funds legally available therefore, monthly cash dividends when, as and if declared by the General Partner. Dividends will be calculated as a percentage of the purchase price of a Unit, which is $1,000 per Units. Distribution will be based on the original issuance date. Distributions will be cumulative and will accrue on each Unit on a daily basis from the original issuance date, whether or not earned or declared and whether or not there are net assets or profits of the Partnership legally available for the payment of such dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months. Distributions cannot be determined at this time as we have no revenues or assets on which we can clearly estimate such distributions.

Payment of Distributions
The payment of distributions is at the sole discretion of the General Partner, so you may be required to wait until we redeem your Units to receive distributions. Provided the Partnership has funds available for distributions, the General Partner currently intends to make distributions on the fifteenth day of the month following the month in which a Unit is issued. In the sole discretion of the General Partner, any funds remaining after the payment of distributions on the Units will be distributed to the General Partner. We will not pay distributions in excess of earnings and cash flows from operations. We will not pay the distributions stated above if earnings and cash flows do not adequately support such payments. We may use proceeds from the offering to pay distributions.

Redemption by Partnership
We may call your Units for redemption at any time without penalty or premium by providing you with at least seven days prior written notice that states the date set for redemption and the amount to be paid upon redemption. The date of redemption will be no earlier than seven days after the date of our notice and no later than 60 days after the date of our notice. Upon redemption of your Units, you will receive, in cash, the aggregate purchase price of your Units plus all unpaid dividends that have accrued on them.

Unit Repurchase Program
We have adopted a Unit repurchase program that may enable you to sell your Units to us in limited circumstances. In its sole discretion, our General Partner could choose to terminate or suspend the program or to amend its provisions without investor approval. Unless the Units are being repurchased in connection with an investor’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will repurchase Units are described on page 57.

Use of Proceeds
We currently intend to use a majority of the proceeds from this offering to pay our offering expenses and purchase hotels, and to use the remainder of the proceeds for our other general corporate purposes. Our anticipated use of proceeds is as follows, assuming we raise the full $25,000,000 contemplated by this offering:

Use of Proceeds	Minimum Amount	% of Total	Maximum Amount	% of Total
Gross Offering Proceeds	$1,000,000	100.00%	$25,000,000	100.00%
Public Offering Expenses(1)
Discounts and Commissions (2)	$100,000	10.00%	$2,500,000	10.00%
Legal Fees (3)	$0	0.00%	$0	0.00%
Accounting Fees (3)	$0	0.00%	$0	0.00%
Blue Sky and SEC Filing Fees (3)	$0	0.00%	$0	0.00%
Printing and Other Fees (3)	$0	0.00%	$0	0.00%
Hotel purchases and construction/rehabilitation costs (4)	$890,000	89.00%	$22,450,000	89.80%
Working Capital Reserves	$10,000	1.00%	$50,000	0.20%
_________________
(1)	Estimated amounts.
(2)
Based on our ESTIMATED maximum amounts of 10% commission paid to licensed broker dealers of which we currently have no agreements. We may also provide up to a 2% discount for sales via Registered Investment Advisers. We do not expect to pay a commission of this amount for the sale of all securities, but in an effort to provide conservative estimates, we have used our estimated, maximum commission rate of 5% for the sale of all the securities offered herein to estimate our Use of Proceeds.

(3)
The General Partner has borne the expenses for this offering and will not be seeking reimbursement. The General Partner is committed to providing the funds for our costs associated with completing this offering and providing legal, accounting, and our filing expenses. Our expenses for offering expenses are estimated as follows: $25,000 for legal; $10,000 for accounting, $5,000 for blue sky and sec filing fees, and $5,000 for printing and other fees.

(4)
The Company primarily intends on purchasing hotels. However, the Company may also purchase notes that are in default and are secured by hotel properties. We do not know how many such notes we would purchase. It will depend highly on the availability of both funds and inventory. We would only purchase such notes if we believed there would be an opportunity to eventually foreclose and obtain the underlying property.

Plan of Distribution
We intend to sell the Units on a continuous basis to the public. The Units will be offered and sold by Mr. Jolley, the Managing Member of the General Partner, pursuant to the exemption from broker-dealer registration under Rule 3a4-1 of the Exchange Act. In the future, after satisfying any applicable issuer-agent registration requirements, we may ask other associated persons of the Partnership to offer and sell the Units. Neither Mr. Jolley nor any other associated person who offers or sells Units will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in Units. We may also elect to use the services of a Registered Investment Advisor and thus, intend to offer a 2% discount for such purchases. We intend on raising a minimum of a $1,000,000 prior to deploying funds for the purchase of hotels. We intend to have an escrow arrangement in place prior to the effectiveness of this resgistration statement. We will then revise this disclosure to name the escrow agent on the cover page and will include material terms of the escrow agreement in the Plan of Distribution section of this Registration Statement. We plan to have the arrangement in place prior within the next month. See “PLAN OF DISTRIBUTION” on page 70.

Limited Liability of Limited Partners	The liability of a holder of a Unit for the acts and obligations of the Partnership is limited to the amount paid for that Unit plus any accrued but unpaid distributions.
Indemnification of Control Persons
Our Limited Partnership Agreement provides that the General Partner and its affiliates, including Mr. Jolley and the other Managersof the General Partner, are entitled to indemnification by the Partnership for certain damages they suffer in connection with the provision of services to us in their official capacities. See “INDEMNIFICATION OF CONTROL PERSONS” on page 34 .

Book Entry Form	The Units will be issued in book entry form only. We do not intend to issue any certificates.
Risk Factors
Purchasing Units involves certain risks, including, without limitation, the lack of liquidity and marketability of the Units, the absence of any sinking fund to pay dividends or amounts due upon redemption, our ability to use the proceeds from this offering to pay dividends on Units and redeem Units, our right to redeem Units at any time, limited operating history, and our management’s lack of experience running a public company. You should carefully review the risks described in this prospectus beginning on page 12 under the heading “RISK FACTORS”.

Selected Financial Data

The following table presents selected financial data regarding the business of the Partnership. The information in the following table should be reviewed together with the more detailed financial statements and the section entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” contained elsewhere in the Prospectus.

Financial Summary

	For the three months ended December 31, 2012	From inception September 19, 2012 to September 30, 2012
	(unaudited)
Statement of Operations
Revenues
Expenses	(1,500)	0
Net Loss	(1,500)	0

	As of	As of
	December 31, 2012	September 30, 2012
	(unaudited)
Balance Sheet
Total assets	3,986	1,000
Total liabilities		0
Limited partners' equity	3,986	1,000

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company. We will retain our emerging growth status for 5 years or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

RISK FACTORS

Your investment in the Units involves certain risks. In addition to the other information in this prospectus, you should carefully consider the risks described below and all the information contained in this prospectus before deciding whether to purchase any of the Units.

Risks Related to the Units and the Offering

We are a development stage company organized in September 2012 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were incorporated in September 2012. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of hotel supplies for purchase, the level of our competition and our ability to attract and maintain key management and employees.

Our auditors have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of Units and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Additionally, our auditor’s report reflects that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of Units and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

The Units are not insured against loss by the FDIC or any governmental agency, so you could lose your entire investment.

The Units are not bank deposits and neither the Federal Deposit Insurance Corporation nor any other governmental or private agency insures the Units. Our ability to redeem the Units and pay any dividends on the Units depends solely upon our earnings, our working capital and other sources of liquidity available to us. If these payment sources are inadequate, you could lose your entire investment.

The Units lack liquidity and marketability and you may not transfer a Unit without our consent. Accordingly, you may not be able to freely sell or transfer your Units or easily use them as collateral for a loan.

There is no public market for the Units and management does not anticipate that any market will develop in the foreseeable future. As a result, you may not be able to freely sell or transfer your Units or easily use them as collateral for a loan. Your ability to sell a Unit depends in part on the presence in the marketplace of a willing buyer. Moreover, Units may not be transferred without our prior written consent and without complying with federal and state securities laws. Due to these factors, there can be no assurance that you will be able to sell your Units, even if we permit a transfer, at prices or times desirable to you. We have developed a limited Repurchase Program which has been discussed on page 54, however, this Repurchase Program may only be used in limited circumstances.

We do not set aside funds in a sinking fund to pay dividends or redeem the Units, so you must rely on our revenues from operations and other sources of funding for dividends and redemption payments. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay dividends on or redeem the Units at the end of the applicable Non-Redemption Period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for dividend payments and payments upon redemption. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund required distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Units is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

Our management team will have broad discretion over the allocation of the proceeds from the offering, and you could lose your entire investment if management invests our funds in unsuccessful initiatives.

Our management team will have broad discretion in determining how the proceeds from this offering will be used, and you will be relying on the judgment of our management team regarding the application of these proceeds. Management’s allocation of the net proceeds will affect how our business grows. It is possible that our management team may not apply the net proceeds of this offering in ways that result in the successful growth of the Partnership, yield a significant return on any investment of the net proceeds, and/or increase the value of your investment. See the section of this prospectus entitled “USE OF PROCEEDS”.

We may use the proceeds from this offering to pay dividends on or redeem Units, which would reduce the amount of funds available to purchase hotels and grow our business.

In exercising its discretion with respect to the use of the proceeds from this offering, our management may choose to use proceeds, rather than net income from operations, to pay dividends on outstanding Units or to redeem outstanding Units. The use of proceeds for these purposes would reduce the cash available to purchase hotels and otherwise fund operations. Because our net income will depend in large part on our ability to purchase, manage, and dispose of hotels, the use of proceeds from this offering to pay dividends or redeem Units could adversely impact our financial condition and results of operations.

We currently have no hotels under contract and those we place under contract may not be consummated.

We currently do not have any properties. We do not have any properties under contract. Although we are searching for hotels for purchase on behalf of the Company, but we must also raise funds to consummate any entered into contract.

We have the right to make a mandatory call of the Units, so you may earn less return on your investment than originally expected.

We may redeem your Units from you at any time without penalty. If we choose to redeem your Units, we will be required only to return your original investment amount plus any unpaid dividends that have accrued on your Units. After redemption, you may not be able to re-invest your funds with us or elsewhere at comparable rates and, therefore, may earn less than you expected to earn at the time of your investment.

We may incur future debt that could reduce our profits and impair our ability to pay dividends or redeem the Units.

To fund future operations, we may need to incur substantial debt in the future. The terms of the Units as set forth in our Limited Partnership Agreement do not prohibit us from doing so. Your right to receive distributions on the Units, including dividend payments and payments upon redemption, is junior to the right of our general creditors to receive payment from us on our indebtedness. The risks described below will be magnified if and as we incur new debt. Our indebtedness could have important consequences to you. For example, it could:

●	increase our vulnerability to general adverse economic and industry conditions;

●	limit our ability to obtain additional financing;

●
require the dedication of a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flow to fund our growth strategy, working capital, capital expenditures and other general corporate purposes;

●	increase our vulnerability to interest rate increases if future debt must be incurred at interest rates that are higher than current rates;

●	limit our flexibility to plan for, or react to, changes in our business and the industry;

●	place us at a competitive disadvantage relative to competitors with less debt;

●	limit our ability to pay a return on your Units; and/or

●	make it difficult or impossible for us to redeem your Units at the end of your Non-Redemption Period if you elect not to continue your investment.

Risks Related to Our Business

Our management team has no experience managing a public company, which increases the risk that we will be unable to fully comply with the reporting, control and other requirements imposed under the Exchange Act.

Following this offering, we will be required to comply with rigorous reporting and compliance obligations. In particular, but without limitation, we will be required to file periodic and other reports under the Exchange Act and to establish and maintain effective disclosure controls and internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. The Managers of the General Partner have no experience in managing a company that is subject to these requirements. The standards that must be met for management to assess the effectiveness of disclosure controls and internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Accordingly, we may encounter problems or delays in completing activities necessary to establish effective controls and/or to make an assessment of those controls. If we cannot assess our internal control over financial reporting to determine whether it is effective, provide adequate disclosure controls, or implement sufficient control procedures, investor confidence and our value may be negatively impacted.

The Partnership has a limited operating history on which to base an evaluation of an investment in the Units. Our future growth and profits may not equal or exceed our growth or profits in prior periods.

Prior to its formation, the business of the Partnership was conducted through EquiSource Management, LLC. EquiSource Management, LLC is the General Partner of the Partnership. Thus, the Partnership is the successor to the business conducted by EquiSource Management, LLC. The Partnership is newly formed and has not yet commenced operations and therefore, our prospects must be considered in light of the risks and uncertainties encountered by companies in the early stages of development. Because the Partnership has a relatively short operating history, you should not assume that our future results, whether in the near term or over an extended period of time, will be consistent with our historical results. In evaluating an investment, you should consider the performance of others in the hotel investment business, both on a long-term basis and over the period of our operating history. Moreover, investors should consider the fact that we do not own any hotels to date. We cannot predict with any certainty whether, when we do purchase hotels, those hotels will be successful.

We plan to invest in the select service hotels segment of the lodging market which is highly competitive.

The select service segment of the hotel business is highly competitive. Our hotel properties will most likely compete on the basis of location, room rates, quality, service levels, reputation and franchise, among many factors. There are many competitors in the select service segment, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and room revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected by the relatively high fixed costs of operating hotels.

Failure of the lodging industry to exhibit improvement may adversely affect the operating results of our hotels and our ability to execute our business strategy.

A substantial part of our business strategy is based on our expectation that lodging industry fundamentals will improve as forecast by industry analysts, such Smith Travel Research, showed that overall hotel occupancies grew in 2012 after multiple years of declines and  will continue to grow in 2013, thereby improving profitability. There can be no assurance as to whether, or when, lodging industry fundamentals will in fact improve or to what extent they will improve. In the event conditions in the industry do not improve when and as we expect, or deteriorate, the operating results of our hotels and our ability to execute our business strategy may be impaired. However, this is difficult to predict as we currently do not own any hotels.

Our returns could be negatively impacted if we hire third-party management companies and those management companies do not manage our hotel properties effectively.

We currently do not own any hotels and thus, we do not have any management agreements in place. We may hire third-party managers to manage our hotels while we are attempting to dispose of or renovate the properties. Our cash flow from the hotels may be adversely affected if our managers fail to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name. In addition, our managers or their affiliates may manage, and in some cases may own, invest in or provide credit support or operating guarantees to hotels that compete with our hotel properties, which may result in conflicts of interest and decisions regarding the operation of our hotels that are not in our best interests.

We generally will attempt to resolve issues with our managers through discussions and negotiations. However, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to litigate the dispute or submit the matter to third-party dispute resolution.

Additionally, in the event that we need to replace any management company, we may be required by the terms of the management contract to pay substantial termination fees and may experience significant disruptions at the affected hotels.

Restrictive covenants in our management contracts could preclude us from taking actions with respect to the sale or refinancing of a hotel property that would otherwise be in our best interest.

We may enter into management contracts that contain some restrictive covenants or acquire properties subject to existing management contracts that do not allow the flexibility we seek, including management contracts that restrict our ability to terminate the contract or require us to pay large termination fees. Any such management contract may preclude us from taking actions that would otherwise be in our best interest or could cause us to incur substantial expense.

We may acquire hotels that may be operated under franchise agreements are subject to risks arising from adverse developments with respect to the franchise brand and to costs associated with maintaining the franchise license.

We expect that we may purchase hotel properties that will operate under franchise agreements and we anticipate that some of the hotels we acquire in the future will operate under franchise agreements. We are therefore subject to the risks associated with concentrating hotel investments in several franchise brands, including reductions in business following negative publicity related to one of the brands or the general decline of a brand.

The maintenance of the franchise licenses for branded hotel properties are subject to the franchisors’ operating standards and other terms and conditions. Franchisors periodically inspect hotel properties to ensure that we and our management companies follow their standards. Failure by us or one of our third-party management companies to maintain these standards or other terms and conditions could result in a franchise license being canceled. If a franchise license is cancelled due to our failure to make required improvements or to otherwise comply with its terms, we also may be liable to the franchisor for a termination payment, which varies by franchisor and by hotel property. As a condition of maintaining a franchise license, a franchisor could require us to make capital expenditures, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.

If a franchisor terminates the franchise license or the license expires, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations and the underlying value of the hotel property because of the loss of associated name recognition, marketing support and centralized reservation system provided by the franchisor and adversely affect our revenues. This loss of revenue could in turn adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

Our ability to make distributions to our limited partners is subject to fluctuations in our financial performance, operating results and capital improvements requirements.

In the event of downturns in our operating results, unanticipated capital improvements to our hotel properties or other factors, we may be unable to declare or pay distributions to our Limited Partners. The timing and amount of distributions are in the sole discretion of our General Partner which will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

If we cannot obtain financing, our growth will be limited.

After investing the net proceeds of this offering, we do not expect to have a significant amount of debt, including debt that may be assumed in connection with hotel acquisitions. Although our business strategy contemplates access to debt financing, on a limited basis,to fund acquisitions, redevelopment, development, return on investment initiatives and working capital requirements, there can be no assurance that we will be able to obtain such other financing on favorable terms or at all. Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, credit has become significantly more expensive and difficult to obtain, if available at all. Some lenders are imposing more stringent credit terms, there has been and may continue to be a general reduction in the amount of credit available, and many banks are either unable or unwilling to provide new asset based lending. Tightening credit markets may have an adverse effect on our ability to obtain financing on favorable terms, if at all, thereby increasing financing costs and/or requiring us to accept financing with increasing restrictions. If adverse conditions in the credit markets — in particular with respect to real estate or lodging industry finance — materially deteriorate, our business could be materially and adversely affected. Our long-term ability to grow through investments in hotel properties will be limited if we cannot obtain additional financing. Market conditions may make it difficult to obtain financing, and we cannot assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

Debt service obligations could adversely affect our overall operating results, may require us to sell hotel properties, and could adversely affect our ability to make distributions to our limited partners and the market price of our common shares.

Our business strategy contemplates the use of both secured and unsecured debt to finance long-term growth. Although we primarily intend on purchasing and renovating hotel properties with strictly proceeds from this offering, if an opportunity to purchase arises, and we do not have significant funds to complete the acquisition, our Manager may decide to use debt financing from a traditional lending source such as a bank. As a result, we may be able to incur substantial additional debt, including secured debt, in the future. Incurring debt could subject us to many risks, including the risks that:

•	our cash flow from operations will be insufficient to make required payments of principal and interest;

•	our debt may increase our vulnerability to adverse economic and industry conditions;

•
we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing cash available for distribution to our limited partners, funds available for operations and capital expenditures, future business opportunities or other purposes;

•	the terms of any refinancing will not be as favorable as the terms of the debt being refinanced; and

•	the use of leverage could adversely affect our ability to make distributions to our limited partners.

If we violate covenants in our agreements relating to indebtedness, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. In addition, our agreements relating to our indebtedness may require that we meet certain covenant tests in order to make distributions to our limited partners.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt or additional equity financings. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancings, increases in interest expense could adversely affect our cash flow, and, consequently, cash available for distribution to our limited partners. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of hotel properties on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any of our debt service obligations, we will risk losing to foreclosure some or all of our pledged hotel properties. Also, covenants applicable to any future debt could impair our planned investment strategy and, if violated, result in a default.

Higher interest rates could increase debt service requirements on any of our floating rate debt, and could reduce the amounts available for distribution to our limited partners, as well as reduce funds available for our operations, future business opportunities, or other purposes. Adverse economic conditions could also cause the terms on which we borrow to be unfavorable. We could be required to liquidate one or more of our hotel properties in order to meet our debt service obligations at times which may not permit us to receive an attractive return on our investments.

Unanticipated expenses and insufficient demand for hotels in new geographic markets could adversely affect our profitability and our ability to make distributions to our limited partners.

As part of our business strategy, we may acquire or develop hotel properties in geographic areas in which our management may have little or no operating experience and in which potential customers may not be familiar with the brand of that particular hotel. As a result, we may have to incur costs relating to the opening, operation and promotion of such hotel properties that are substantially greater than those incurred in other areas. These hotels may attract fewer customers than other hotel properties we may acquire, while at the same time, we may incur substantial additional costs with such hotel properties. Unanticipated expenses and insufficient demand at a new hotel property, therefore, could adversely affect our financial condition and results of operations.

Our success is dependent in part on our senior management, and the loss of the services of senior management could disrupt our operations.

We are a limited liability partnership under Nevada law, and our General Partner is EquiSource Management, LLC, a Nevada limited liability corporation. The Managing Member of our General Partner is Andrew Jolley. Pursuant to our Limited Partnership Agreement, the General Partner, and, therefore, Mr. Jolley, essentially has complete control over our day-to-day operations. Accordingly, our future success and the success of investors will depend, in large part, on the continued services and experience of Mr. Jolley. We depend on the services of Mr. Jolley to, among other things, continue our growth strategies and maintain and develop our client relationships. The loss of Mr. Jolley’s services would disrupt our operations and would delay our planned growth while we worked to replace him. We do not have in place any policy of “key person” life insurance on the life Mr. Jolley and we do not have a succession plan in place.

Our Limited Partnership Agreement requires us to indemnify the General Partner and its affiliates for claims related to actions taken on behalf of the Partnership.

Our Limited Partnership Agreement provides that the General Partner and its affiliates, including Mr. Jolley, are entitled to indemnification by the Partnership for all damages, claims, liabilities, judgments, fines, penalties, charges, and similar items incurred in connection with defending any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was acting for or on behalf of the Partnership unless such liability is finally found by a court of competent jurisdiction to have resulted primarily from the indemnified party’s bad faith, gross negligence or intentional misconduct, or material breach of the Limited Partnership Agreement. Nevada law prohibits indemnification unless it is shown that the person to be indemnified (i) acted in good faith, (ii) reasonably believed its actions to be in or not opposed to the best interests of the Partnership, (iii) did not actually receive an improper personal benefit in money, property, or services, and (iv) in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to these persons, pursuant to the foregoing provisions or otherwise, the SEC is of the opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Our indemnification obligations may require us to use our cash resources to indemnify rather than to pay general operating expenses, dividends on the Units and amounts due upon redemption of Units.

Some of our affiliates may invest in the Units, which may create conflicts of interest.

As of the date of this prospectus, neither the equity owners nor the directors of our General Partner, nor any of their related interests, hold any Units. It is expected that the individuals of our Management, Steve Byrne, Andrew Jolley, and Greg Herlean will all invest a minimum of $25,000 in the units offered herein with a maximum of 25,000 units to be sold to these individuals. While investment in the Units by our affiliates may align their interests with those of other investors, it could also create conflicts of interest by influencing management’s actions during times of financial difficulties. For example, the fact that persons related to our management may hold Units, and the number of Units they hold, could influence the General Partner’s decision to pay dividends on Units at a time or times when it would be prudent to use our cash resources to build capital, pay down outstanding obligations, or grow our business. There may be other situations not presently foreseeable in which the ownership of Units by related persons may create conflicts of interest. These conflicts of interest could result in action or inaction by management that is adverse to other holders of the Units.

The managers of the General Partner are not prohibited from engaging in other business ventures, which may create conflicts of interest.

Our Limited Partnership Agreement permits the General Partner and any limited partner to directly engage in any other business ventures and activities, even if those ventures and activities compete with the Partnership. We anticipate that some of the directors of our General Partner may invest in Units. The fact that limited partners may engage in ventures that compete with us could create a conflict of interest between our affiliates and the Partnership because these persons may choose to directly seize upon business opportunities from which the Partnership could benefit if those opportunities were instead made available to the Partnership. Neither we nor any limited partner has any rights with respect to any such ventures and activities or the income or profits derived therefrom, so this conflict of interest could result in the Partnership earning less profit than would be the case if our affiliates were required to first present favorable business opportunities to the Partnership. Additionally, should the General Partner engage in another such venture, it may choose to devote its time in such a manner that detracts from its time devoted to this Company.

The General Partner has sole discretion with respect to the Partnership’s cash resources, including the proceeds to this offering and as such the General Partner may choose to invest our funds in companies or other ventures in which the General Partner and/or our affiliates have a financial interest.

In such an event, neither we nor any limited partner will have any rights to the income or profits derived by those companies or other ventures using our funds (except to the extent our funds represent an equity or similar investment in those companies or ventures).

The exemption from the Investment Company Act may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

At all times we intend to conduct our business so as to fall within the exemption from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this prospectus as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. We intend that 80% of our assets will be deeded real estate. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an investment company under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Risks Related to the Lodging Industry

Current economic conditions may reduce demand for hotel properties and adversely affect hotel profitability.

The performance of the lodging industry has historically been closely linked to the performance of the general economy and, specifically, growth in U.S. GDP. It is also sensitive to business and personal discretionary spending levels. Declines in corporate travel budgets and consumer demand due to adverse general economic conditions, such as declines in U.S. GDP, risks affecting or reducing travel patterns, lower consumer confidence or adverse political conditions can lower the revenues and profitability of hotel properties and therefore the net operating profits of our hotel properties. The current global economic downturn has led to a significant decline in demand for products and services provided by the lodging industry, lower occupancy levels and significantly reduced room rates.

We anticipate that recovery of demand for products and services provided by the lodging industry will lag improvement in economic conditions. We cannot predict how severe or prolonged the global economic downturn will be or how severe or prolonged the lodging industry downturn will be. A further extended period of economic weakness would likely have an adverse impact on our revenues and negatively affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

Our operating results and ability to make distributions to our limited partners may be adversely affected by various operating risks common to the lodging industry.

Hotel properties have different economic characteristics than many other real estate assets. A typical office property owner, for example, has long-term leases with third-party tenants, which provides a relatively stable long-term stream of revenue. Virtually all hotel guests stay at the hotel for only a few nights, so the rate and occupancy at each of our hotels changes every day. As a result, we may have highly volatile earnings.

In addition, our hotel properties will be subject to various operating risks common to the lodging industry, many of which are beyond our control, including the following:

•	competition from other hotel properties in our markets;

•	over-building of hotels in our markets, which could adversely affect occupancy and revenues at our hotels;

•	dependence on business and commercial travelers and tourism;

•	increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

•	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	adverse effects of international, national, regional and local economic and market conditions;

•
unforeseen events beyond our control, such as terrorist attacks, travel related health concerns including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu and SARS, political instability, regional hostilities, imposition of taxes or surcharges by regulatory authorities, travel related accidents and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

•	adverse effects of a downturn in the lodging industry; and

•	risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

Competition for acquisitions may reduce the number of properties we can acquire.

We will compete for investment opportunities with entities that may have substantially greater financial resources than we have. These entities generally may be able to accept more risk than we can prudently manage. This competition may generally limit the number of suitable investment opportunities offered to us or the number of properties that we are able to acquire. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

The seasonality of the lodging industry may cause fluctuations in our quarterly revenues that cause us to borrow money to fund distributions to our limited partners.

The lodging industry is seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our quarterly earnings may be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters in order to offset these fluctuations in revenues.

The cyclical nature of the lodging industry may cause the returns from our investments to be less than we expect.

The lodging industry is highly cyclical in nature. Fluctuations in lodging demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect lodging industry fundamentals, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy tend to increase when demand growth exceeds supply growth. A decline in lodging demand, or a continued growth in lodging supply, could result in continued deterioration in lodging industry fundamentals and returns that are substantially below expectations, or result in losses, which could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

Due to our concentration in hotel investments, a downturn in the lodging industry would adversely affect our operations and financial condition.

Our primary business is hotel-related. Therefore, a downturn in the lodging industry, in general, and the segments and markets in which we plan to operate, in particular, would have a material adverse effect on our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

Capital expenditure requirements at our properties may be costly and require us to incur debt, postpone improvements, reduce distributions or otherwise adversely affect the results of our operations and the market price of our common shares.

Some of the hotel properties we acquire may have a need for renovations and capital improvements at the time of acquisition and all of our hotel properties will have an ongoing need for renovations and other capital improvements, including replacement, from time to time, of furniture, fixtures and equipment. The franchisors of our hotel properties will also require periodic capital improvements as a condition to our maintaining the franchise licenses. In addition, if we incur additional indebtedness, as we intend to do in the future, our lenders will likely require that we set aside annual amounts for capital improvements to our hotel properties. These capital improvements may give rise to the following risks:

•	possible environmental problems;

•	construction cost overruns and delays;

•	the possibility that revenues will be reduced while rooms or restaurants are out of service due to capital improvement projects;

•	a possible shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us on attractive terms; and

•	uncertainties as to market demand or a loss of market demand after capital improvements have begun.

The costs of renovations and capital improvements could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

Hotel development and redevelopment is subject to timing, budgeting and other risks that may adversely affect our financial condition, results of operations, and our ability to make distributions to our limited partners.

Though not currently intended to be a primary focus of our investment strategy, we may engage in hotel development and redevelopment if suitable opportunities arise. Hotel development and redevelopment involves a number of risks, including risks associated with:

•	construction delays or cost overruns that may increase project costs;

•	the receipt of zoning, occupancy and other required governmental permits and authorizations;

•	development costs incurred for projects that are not pursued to completion;

•	acts of God such as earthquakes, hurricanes, floods or fires that could adversely impact a project;

•	the negative impact of construction on operating performance during and soon after the construction period;

•	the ability to raise capital; and

•	governmental restrictions on the nature or size of a project.

We cannot assure you that any development or redevelopment project will be completed on time or within budget. Our inability to complete a project on time or within budget could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

The increasing use of Internet travel intermediaries by consumers may reduce our revenues.

Some of our hotel rooms will be booked through Internet travel intermediaries, such as Travelocity.com, Expedia.com, Priceline.com and Hotels.com. As these Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from the management companies that operate our hotels. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”), at the expense of brand identification or quality of product or service. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to lodging brands or properties. If the amount of bookings made through Internet travel intermediaries proves to be more significant than we expect, room revenues may be lower than expected, and our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners may be adversely affected.

We may be adversely affected by increased use of business related technology which may reduce the need for business related travel.

The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business related travel decreases, hotel room demand may decrease and our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners may be adversely affected.

Future terrorist attacks or changes in terror alert levels could adversely affect travel and hotel demand.

Previous terrorist attacks and subsequent terrorist alerts have adversely affected the U.S. travel and hospitality industries over the past several years, often disproportionately to the effect on the overall economy. The impact that terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined but any such attacks or the threat of such attacks could have a material adverse effect on our business, our ability to finance our business, our ability to insure our properties and our results of operations and financial condition.

The outbreak of influenza or other widespread contagious disease could reduce travel and adversely affect hotel demand.

The widespread outbreak of infectious or contagious disease in the U.S., such as the H1N1 virus, could reduce travel and adversely affect the hotel industry generally and our business in particular.

Uninsured and underinsured losses could result in a loss of capital.

We intend to maintain comprehensive insurance on each of our hotel properties, including liability, fire and extended coverage, of the type and amount we believe are customarily obtained for or by hotel owners. There are no assurances that coverage will be available at reasonable rates. Various types of catastrophic losses, such as losses caused by earthquakes, floods and terrorist activities may not be insurable or may not be economically insurable.

In the event of a substantial loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a hotel property, as well as the anticipated future revenue from the property. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

Our hotels may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

Our hotel properties may be subject to unknown or contingent liabilities for which we may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under the transaction agreements related to the sales of the hotel properties may not survive the closing of the transactions. While we will likely seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with these hotels may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our financial condition, results of operations, and our ability to make distributions to our limited partners.

Noncompliance with environmental laws and regulations could subject us to fines and liabilities which could adversely affect our operating results.

Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur cleanup costs even after we sell some of our hotel properties. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow funds using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. A person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hotel property) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners.

As a result, we may become subject to material environmental liabilities. We can make no assurances that future laws or regulations will not impose material environmental liabilities or that the current environmental condition of our hotel properties will not be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Compliance with the Americans with Disabilities Act could require us to incur substantial costs.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA’s requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages.

In June 2008, the Department of Justice proposed a substantial number of changes to the Accessibility Guidelines under the ADA. In January 2009, President Obama suspended final publication and implementation of these regulations, pending a comprehensive review by his administration. If implemented as proposed, the new guidelines could cause some of our hotel properties to incur costly measures to become fully compliant.

If we are required to make substantial modifications to our hotel properties, whether to comply with the ADA or other changes in governmental rules and regulations, our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners could be adversely affected.

General Risks Related to the Real Estate Industry

Illiquidity of real estate investments could significantly impede our ability to sell hotels or otherwise respond to adverse changes in the performance of our hotel properties.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more hotel properties for reasonable prices in response to changing economic, financial and investment conditions will be limited. The real estate market is affected by many factors beyond our control, including:

•	adverse changes in international, national, regional and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of God, including earthquakes, hurricanes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism.

We may decide to sell hotel properties in the future. We cannot predict whether we will be able to sell any hotel property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel property.

We may be required to expend funds to correct defects or to make improvements before a hotel property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a hotel property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the performance of the hotel properties or a need for liquidity could adversely affect our financial condition, results of operations, and our ability to make distributions to our limited partners.

Increases in property taxes would increase our operating costs, reduce our income and adversely affect our ability to make distributions to our limited partners.

Each of our hotel properties is subject to real and personal property taxes. These taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our limited partners could be materially and adversely affected and the market price of our common shares could decline.

The costs of compliance with or liabilities under environmental laws could significantly reduce our profitability.

Operating expenses at our hotels could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, an owner of real property can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

•	our lack of knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination of the property.

Environmental laws also impose ongoing compliance requirements on owners and operators of real property. Environmental laws potentially affecting us address a wide variety of matters, including, but not limited to, asbestos-containing building materials, storage tanks, storm water and wastewater discharges, lead-based paint, mold/mildew and hazardous wastes. Failure to comply with these laws could result in fines and penalties and/or expose us to third-party liability. Some of our properties may have conditions that are subject to these requirements, and we could be liable for such fines or penalties and/or liable to third parties, as described below in “Our Business —Environmental Matters.”

Certain of our hotel properties may contain, or may have contained, asbestos-containing building materials, or ACBMs. Environmental laws require that ACBMs be properly managed and maintained, and may impose fines and penalties on building owners and operators for failure to comply with these requirements. Also, certain properties may be adjacent or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. These operations create a potential for the release of petroleum products or other hazardous or toxic substances. Third parties may be permitted by law to seek recovery from owners or operators for property damage and/or personal injury associated with exposure to contaminants, including, but not limited to, petroleum products, hazardous or toxic substances and asbestos fibers.

The presence of hazardous substances on a property may limit our ability to sell the property on favorable terms or at all, and we may incur substantial remediation costs. The discovery of material environmental liabilities at our properties could subject us to unanticipated significant costs, which could significantly reduce our profitability and the cash available for distribution to our limited partners.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of our properties may contain microbial matter such as mold and mildew. The presence of significant mold at any of our properties could require us to undertake a costly remediation program to contain or remove the mold from the affected property. The presence of significant mold could expose us to liability from hotel guests, hotel employees and others if property damage or health concerns arise.

Any mortgage debt obligations we incur will expose us to increased risk of property losses to foreclosure, which could adversely affect our financial condition, cash flow and ability to satisfy our other debt obligations and make distributions to our limited partners.

Incurring mortgage debt increases our risk of property losses, because any defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing the loan for which we are in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure but would not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our limited partners of that income.

In addition, any default under our mortgage debt obligations may increase the risk of our default on other indebtedness. If this occurs, our financial condition, results of operations, the market price of our common shares and our ability to make distributions to our limited partners may be adversely affected.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Units.

An investment in Units involves material income tax risks which are discussed in detail in the section of this prospectus entitled “MATERIAL FEDERAL INCOME TAX CONSIDERATIONS” starting on page 44. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this prospectus, if contested, would be sustained by any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a limited partner of the Partnership, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

We could be characterized as a publicly traded partnership, which would have an adverse tax effect on you.

If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. We cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

●	the complex nature of the Internal Revenue Service safe harbors;

●	the lack of interpretive guidance with respect to such provisions; and

●	the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

You may not be able to benefit from any tax losses that are allocated to your Units.

Units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income deduction and credit could reduce anticipated tax benefits.

We believe that partnership items of income, gain, loss, deduction and credit will be allocated among our General Partner and our limited partners substantially in accordance with the allocation provisions of our Limited Partnership Agreement. We cannot assure you, however, that the Internal Revenue Service will not successfully challenge the allocations in the Limited Partnership Agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts that will occur in the future and that cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, you could be required to report greater taxable income or less taxable loss with respect to an investment in the Units and, as a result, pay more tax and associated interest and penalties. You might also be required to incur the costs of amending your individual returns if our allocations are subsequently challenged by the Internal Revenue Service.

We may be audited, which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our General Partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our General Partner may choose to extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our General Partner may cause us to elect to be treated as an electing large partnership. If it does, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our General Partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Units.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a limited partner. Any such changes could have an adverse effect on an investment in our Units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Units.

We have elevated to use the extended transition period for complying with new or revised accounting standards under Section 102(b) (1).

Because we have elected to extend our compliance with new or revised accounting standards under Section 102(b)(1), we may have different effective dates that apply to public and private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

USE OF PROCEEDS

We intend to use the majority of the proceeds from this offering to pay our offering expenses and make purchase hotels. We intend to use the remainder of the proceeds for our general corporate purposes. The following table sets forth the manner in which we currently intend to allocate and use the proceeds, assuming that we sell all 25,000 Units:

Use of Proceeds	Minimum Amount	% of Total	Maximum Amount	% of Total
Gross Offering Proceeds	$1,000,000	100.00%	$25,000,000	100.00%
Public Offering Expenses (1)
Discounts and Commissions (2)	$100,000	10.00%	$2,500,000	10.00%
Legal Fees (3)	$0	0.00%	$0	0.00%
Accounting Fees (3)	$0	0.00%	$0	0.00%
Blue Sky and SEC Filing Fees (3)	$0	0.00%	$0	0.00%
Printing and Other Fees (3)	$0	0.00%	$0	0.00%
Hotel purchases and construction/rehabilitation costs (4)	$890,000	89.00%	$22,450,000	89.80%
Working Capital Reserves	$10,000	1.00%	$50,000	0.20%
_________
(1)	Estimated amounts.
(2)
Based on our ESTIMATED maximum amounts of  10% commission paid to licensed broker dealers of which we currently have no agreements. We may also provide up to a 2% discount for sales via Registered Investment Advisers. We do not expect to pay a commission of this amount for the sale of all securities, but in an effort to provide conservative estimates, we have used our estimated, maximum commission rate of 10% for the sale of all the securities offered herein to estimate our Use of Proceeds.

(3)
The General Partner has borne the expenses for this offering and will not be seeking reimbursement. The General Partner is committed to providing the funds for our costs associated with completing this offering and providing legal, accounting, and our filing expenses. Our expenses for offering expenses are estimated as follows: $25,000 for legal; $10,000 for accounting, $5,000 for blue sky and sec filing fees, and $5,000 for printing and other fees.

(4)
The Company primarily intends on purchasing hotels. However, the Company may also purchase notes that are in default and are secured by hotel properties. We do not know how many such notes we would purchase. It will depend highly on the availability of both funds and inventory. We would only purchase such notes if we believed there would be an opportunity to eventually foreclose and obtain the underlying property.

The actual allocation of proceeds from this offering will be at the discretion of the General Partner. Accordingly, the General Partner may choose to deviate from the allocations set forth above by applying them in different proportions and/or for different purposes. For example, depending on the circumstances, the General Partner may choose to redeem more of our outstanding participation interests than set forth above and/or to allocate more of the proceeds to pay dividends on or redeem outstanding Units.

The General Partner is committed to raising a minimum of $1,000,000 prior to deploying funds for any purpose. It is the intent of the general partner to set up a separate escrow account to deposit funds up to $1,000,000. However, it should be noted, that funds deposited into the escrow account shall not accrue any distributions or dividends and will not begin accruing distributions or dividends until such funds are released to the Partnership’s corporate account and the individual investor then becomes a limited partner in the Partnership. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The General Partner may direct the Company to do the following things:

(a)	To borrow money for the purchase of properties

(b)	To engage in the purchase and sale (or turnover) of investments, specifically real property.

(c)	To offer securities in exchange for property in the event that such an exchange will benefit the Company.

(d)	To repurchase or otherwise reacquire its shares or other securities.

(e)	To make annual or other reports to security holders, indicating the nature and scope of such reports and whether they will contain financial statements certified by independent public accountants.

We have not participated in any of these activities to date and currently do not have any policies regarding any of the abovementioned activities except that such activities must be approved by the management of the General Partner and the General Partner has the authority to carry out such activities.

We have no intention of participating in the following activities:

(a)	To issue senior securities.

(b)	To make loans to other persons.

(c)	To invest in the securities of other issuers for the purpose of exercising control.

(d)	To underwrite the securities of other issuers.

INVESTMENT POLICIES OF REGISTRANT

In all types of investment, our policies may be changed by our General Partner without a vote of security holders. Typically, unanimous approval of the management of our General Partnerwill be necessary, however if a manager is unavailable for voting after being given eight (8) hours to respond (communication via email and voicemail), the unanimous vote of all other available managers will be acceptable, with a minimum of two voting members present and in unanimous agreement. The maximum percentage of assets which may be invested in any asset is 25% of the total funds unless unanimous vote of directors overrides this percentage as in our initial phases, it will be impossible to invest  under our 25% threshold. The procedure for any investment will be a complete analysis of the particular investment and then unanimous vote of the managers.

(a) Investments in real estate or interests in real estate.

We plan to invest in hotel properties located primarily in the southwest United States. Wemay also search and invest in hotels in the states of Arizona, California, Colorado, Idaho, Utah, New Mexico, Texas and others. We  intend to focus on elected service with 50 – 200 rooms, located in the southwestern United States. These hotels will typically operate under a franchise agreement with a large hotel franchise such as Wyndham (Ramada, Howard Johnson, Rodeway Inn, Days Inn), IHG (Holiday Inn Express), Choice Hotels (Clarion, Comfort Inn, Quality Inn), Accor (Motel 6) and others.

The select-service hotels in which we may invest generally have limited business meeting or banquet facilities and will have limited food and beverage options. Specific acquisition criteria include, but are not limited to, the following:

•
Purchase of hotels without any debt leverage, although the Managing Member reserves the right to leverage properties up to 75% loan to value based on the purchase price if it is to an advantage of the Company;

•	acquisition price at a significant discount to replacement cost;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Equisource Hotel Fund I, LLP is a development stage company incorporated in the State of Nevada in September of 2012. We were formed to engage in the business of purchasing hotels for the purpose of renovating, managing, and disposing of within five years.

Since our inception on September 19, 2012, we have not generated any revenues and will incur a net loss. For the most recent period, we had no activities except funding our bank account with $3,986. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

In the event we are only able to sell $1,000,000 of this offering, our minimum amount, we still believe we will be able to scale our operations successfully by locating appropriate sources of capital for our real estate acquisitions such as bank financing. We will also only seek hotel properties that we believe we can afford, renovate, and manage, and will produce the most effective and safe yield. We may also look to our General Partner for additional capital.

We understand a lack of capital will limit our abilities to purchase hotels. Also, we understand that with the lack of capital comes a lack of negotiating leverage for the best real estate deals with the greatest security. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most  lucrative hotel purchases.

Results of Operations

For the period ended September 30, 2012 and for the three months ended December 31, 2012.

There were no revenues for the period ended September30, 2012 or for the three months ended December 31, 2012. Expenses for the period ended September30, 2012 were $0 and $1,514 for the three months ended December 31, 2012, but did not include expenses for professional fees, including the costs of our attorney and our auditor. These should be reflected in our following quarter’s financial statements.

The General Partner to date has advanced $15,500. This has gone to pay our attorney $10,000 in relation to this filing, $1,500 to pay our auditor, $14 in bank fees, and $3,986 remains in cash in our bank account. The $10,000 paid towards legal fees is currently in the client trust account of our attorney and has not been expensed out and has been recorded as a prepaid expense on our balance sheet. We will update this Registration Statement as we incur costs and for each amendment.

Liquidity and Capital Resources

The Partnership had $3,986 as of December 31, 2012. We will need to raise additional funds in order to continue business. The investigation of prospective hotel properties involves the expenditure of capital. The Partnership will likely have to look to our General Partner or to third parties for additional capital. It is the intent of our Chief Managing Member and other management of our General Partner to each invest an additional $50,000 in exchange for Units, however we do not currently have an agreement in place for the Chief Managing Member or any other party to provide such funding. There can be no assurance that the Partnership will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We do not have any financing sources other than our General Partner’s intent to provide additional funding. If we do not sell enough Units we may not be able to carry out business plan. This is why we have elected to escrow a minimum of $1,000,000 prior to utilizing proceeds from this offering. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

In the immediate, upon effectiveness of this Registration Statement, we expect to incur the following costs: $10,000 for legal fees, $5,000 in blue sky fees (approximately), some nominal costs for escrow fees related to escrowing our minimum $1,000,000, and approximately $5,000 in some marketing and working capital costs. We expect that our General Partners will provide this capital of which we have no written agreement.

Our General Partner has provided $15,500 for operations, including any cash needed for this Offering expenses including $10,000 for legal fees, expenses related to our audit, and expenses related to incorporating. The General Partner intends to invest additional capital to pay the accounts payable and to cover any additional costs related to this Offering. This cash provided thus far has been considered paid in capital. Of the $15,500, $5,500 is recorded as Partner Contribution and $10,000 is recorded as a loan to the company. The loan is due on demand and accrues no interest.

In the event that we are unable to raise a substantial amount of the proceeds through this offering, our General Partner will return any capital received by the Partnership from investors up to $1,000,000.

We expect that most of the funds that we raise will be used to go towards hotel purchases. We will be able to purchase smaller hotels with our initial capital of $1,000,000. This will also provide for rehabilitation expenses so long as we utilize bank financing. In the case of buying distressed notes that are secured by hotel properties, we expect we may incur legal expenses as well. We expect that these costs will be covered by our initial investment of $1,000,000 from this Offering.

In addition to the capital provided by this Offering, we expect that much of our financing for our hotel purchases may come from traditional financing sources such as a bank. We expect that we may finance any particular hotel purchase with up to 75% financing from a traditional banking institution. We do not currently have an agreement or arrangement with a particular banking institution.

We expect that most of the rehab costs and working capital costs will come from this Offering and from the General Partner. As stated earlier, the General Partner does intend to provide financing in the event there is a shortfall.

If we are unable to obtain financing on any property, we will either purchase a smaller hotel property with cash from this Offering and from an investment from our General Partner. However, it should be noted, that our General Partner is under no obligation to provide such investment.  If we are unable to raise a minimum of $1,000,000, we will then return capital to investors. Potential investors should be advises, that although this is our intention, we have no such obligation to return funds and reduce the capital accounts of our limited partners.

If we purchase a hotel and have funds available, but not enough funds available to actually purchase an additional property or provide for a down payment on an additional property, we intend to return funds and reduce capital accounts of the limited partners.

Equity Distribution to Management

Since our formation, we have raised capital through private sales of our general partnership interests to our General Partner. As of December 31, 2012, we have issued all of our general partner interests to EquiSource Management, LLC, in exchange for cash of $5,500.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Account Policies

We have elected to use the extended transition period. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and, as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE PARTNERSHIP

Overview

We are a newly formed Limited Liability Partnership in the state of Nevada. It is our intent to purchase hotel properties in the select service markets in the southwestern United States. Our General Partner, EquiSource Management, LLC, was formed in to purchase and operate hotels and other distressed assets. The principals of the company have successfully purchased, renovated and operated over twelve hotels.

We hope to purchase hotels that have significant potential at below-market prices. Because of their relationships and track record, the principals of EquiSource evaluate distressed hotel purchases on a frequent basis. EquiSource selects potential acquisitions based on factors such as appraised value, market conditions, physical condition, franchise options, expected revenues, and operating history. The goal to purchase properties that will result in the highest return on investment.

We expect that most hotels that the Company will purchase will be selected service with 50 – 200 rooms, located in the southwestern United States. These hotels will typically operate under a franchise agreement with a large hotel franchise such as Wyndham, IHG, Choice Hotels and others.

We intend to purchase most of the hotels free and clear of any debt. However, the Fund may take out debt against hotels if doing so will benefit the Company.  We intend to purchase hotels, renovate them as needed, and then sell hotels according to a frame the yields the best return for the Partners.

We have not commenced any significant operations to carry out our business plan. To do date, we have not made purchased any properties. Thus far, we have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to carry out our business plan, as described below, of purchasing and renovating hotels. Our General Partner, EquiSource Management, LLC, has been in business since 2007 purchasing 15 hotels since 2009.

OUR BUSINESS

The Partnership’s primary business is purchasing select service hotels with 50 to 200 rooms in the southwestern United States.

Market Research

It has been our experience that since late 2007, the number of banks and other institutional lenders willing to lend for the acquisition and rehabilitation of commercial and investment properties has decreased. Also, several CMBS loans have become due with balloon payments adding to the supply of distressed hotels and hotel loans. With this type of storm between lenders unwilling to lend and more foreclosures coming to the marketplace, we believe there is more of an opportunity to purchase hotels at a substantial discount. According to Smith Travel Research, there has been an increase in hotel occupancy and ADR (Average Daily Rate – the average nightly rate charged by hotels) since 2010. This has contributed to an increase each year since 2010 in RevPAR (revenue generated per available hotel room).

U.S. summer performance 2008-2012

Year	Occupancy	%	ADR	%	RevPAR	%	Supply	Demand
		change		change		change	% change	% change
2008	67.6%	-3.9%	$107.73	+3.4%	$72.86	-0.6%	+2.4%	-1.6%
2009	61.5%	-9.1%	$97.52	-9.5%	$59.97	-17.7%	+2.8%	-6.5%
2010	65.5%	+6.5%	$98.97	+ 1.5%	$64.82	+8.1%	+1.6%	+8.2%
2011	67.7%	+3.3%	$102.83	+3.9%	$69.60	+7.4%	+0.4%	+3.8%
2012	69.3%	+2.4%	$107.37	+4.4%	$74.44	+7.0%	+0.5%	+2.9%

In a study presented by Jan D. Freitag, hotel industry expert, at the Hotel Data Conference in September 5, 2012, there has been a significant increase in demand since 2007 to transient lodging.

Despite the increase in demand, since late 2009, there has been a steady decline in supply according to the Hotel Data Conference:

Hotel occupancy has historically been positively correlated with GDP. During the past 20 years, hotel demand  growth was negative at only three points, most notably during the recent recession, which we refer to as the “Great Recession.”  However, hotel demand rose steadily during periods of economic growth, especially during the late 1990’s and mid-2000’s.

We expect a positive trend for the near-term future of the hospitality industry, as the U.S. Federal Reserve forecasts that GDP will rise between 2.5% and 3.5% in 2012 and 2013, respectively. Therefore, we expect that there will be a continued increase in demand for hotel space for the foreseeable future.

Market  Inefficiency

As hotel demand is expected to increase while the rate of new supply decreases, the anticipated result will be pricing power for hotel owners, who will have the ability to increase  room rates dramatically due to the under-supply of hotel rooms. Furthermore, these annual increases in revenue are expected to result in increased asset valuation. International hotel consulting firm HVS anticipates that hotel values will increase by double-digit levels from 2012 to 2014. Thus, hotel industry experts anticipate a rise in pricing power, increased revenues, and asset appreciation during the near-term years.

The chart reflects historical and projected trends in Revenue per Available Room (RevPAR), the primary metric for gauging hotel performance, new supply of hotel rooms and demand for hotel rooms.

During 2009, RevPAR decreased by approximately 16.7% as a result of the decrease in demand along with the brief two year increase in supply noted above. By contrast, beginning in 2010, demand began to outpace supply. According to STR’s 2010 analysis, full-year industry room supply increased approximately 2%, while demand gained nearly 8%. As a result of this imbalance, STR predicts increases in RevPAR for the next several years. Specifically, there was an 8.2% RevPAR increase during 2011, with continued growth through 2015. Furthermore, these annual increases in RevPAR are expected to result in increased revenues and asset valuations.

Thus, the combination of rising demand and reduced new supply should result in pricing power and asset appreciation for hotel investors.

The Opportunity

We believe that conditions are very favorable to invest in hotel assets. This opinion is based on recent experience of the General Partner, general economic conditions, a lack of financing options, and the current supply of distressed hotel assets. As noted above, the hotel industry has experienced a recent upward trend since bottoming out in 2009. These increases in occupancy, daily rate, and RevPAR are expected to continue for the next two to five years. We believe based on our experience that banks and other institutional lenders tend not to lend money secured by hotels until the property is fully renovated and has at least one year of solid financial operating history. This gives us a competitive advantage if we are able to make purchases with cash and not need debt financing. We believe that if we are able to properly capitalize the Company, that the Company will have a significant advantage over other hotel owners seeking to seek similar properties in similar markets. The General Partner has been able to purchase at least distressed 12 hotels in the past two years and expects to be able to find similar opportunities for the Company. These distressed hotels are purchased from banks, special servicers, and private sellers.

The Select Service Market
Select-service hotels, as the name suggests, offer the fundamentals of limited-service properties together with a selection of the services and amenities characteristic of full-service properties.  Generally, this means certain restaurant and banquet facilities but on a less elaborate scale than one would find at full-service hotels.

Select-service hotels keep operating costs down by offering services and amenities in moderation.  Hence, such properties generally do not feature restaurants, expansive catering services, or an abundance of meeting space.

In-room amenities, however, can approach or meet the levels found at full-service hotels.  In fact, commercial demand has grown among select-service hotels since 2007, as budgets for business travel have tightened.  The select-service segment has continued to increase its competitive advantage by offering the in-room amenities of full-service hotels while keeping prices low in the absence of a full-spectrum product offering.

While the term “select-service” may be relatively new to the lodging scene, the concept has been around for many years.  For most people, a Hilton Garden Inn, a Courtyard by Marriott, or a Hyatt Place evokes an image of the quintessential select-service hotel.  But the term also describes individual properties from largely limited-service brands such as Best Western, Ramada (Wyndham), and Comfort Inn(Choice Hotels)..

Similarly, the line between full-service and the select-service hotels has become increasingly blurred with the release of several new prototypes by full-service brands such as Holiday Inn and Wyndham.  The new prototypes, which include less expansive food and beverage services and feature a smaller overall building footprint, provide for greater operating efficiency for a hotel that is less expensive to build and maintain. 3

Operations

We currently utilize the property occupied by our General Partner, EquiSource Management, LLC, at no charge. We have no intention at this time to find any other property for our operations and no agreement with EquiSource Management, LLC for use of their space.

Business Strategy and Investment Criteria

We intend to invest in hotel properties located primarily in the southwestern United States. We believe that since many of these markets were the hardest hit during the recession that they will experience the most robust recovery in meeting and room-night demand as the U.S. economy improves. These markets also tend to be high-growth in terms of economic development and population growth. We focus on both branded and independent select-service hotels in the lodging industry as defined by Smith Travel Research, based on ADRs. Smith Travel Research categorizes the hotel industry into six market classes, ranging from luxury to economy, based on ADRs. Examples of select service hotels include Wyndham, IHG, and Choice Hotels. We plan to search for properties with 50 to 200 rooms. The select-service hotels in which we may invest generally will not have comprehensive business meeting or banquet facilities and will have limited food and beverage outlets.

We utilize extensive research to evaluate any target market and property, including a detailed review of the long-term economic outlook, trends in local demand generators, competitive environment, property systems and physical condition, and property financial performance. Specific acquisition criteria include, but are not limited to, the following:

•	significant barriers to entry in the market, such as scarcity of development sites, regulatory hurdles, high per room development costs and long lead times for new development;

•	acquisition price at a significant discount to replacement cost;

•	properties not subject to long-term management contracts with hotel management companies;

•	potential return on investment initiatives, including redevelopment, rebranding, redesign, expansion and change of management;
_______________________
3 Elder, Chris “An Overview of Hotel Asset Classes” Retrieved on October 20, 2012 www.ushotelappraisals.com/services/select-service-hotels/

•	opportunities to implement value-added operational improvements; and

•	strong demand growth characteristics supported by favorable demographic indicators.

Although the upper upscale segment of the lodging industry has been more severely impacted in the recent recession, than in previous downturns, we believe that as the U.S. economy continues to recover and generate positive GDP growth, select-service hotels located in southwestern United States will present the greatest opportunities for acquisitions, renovations, and future marketing. We believe that as transient and group travel rebounds, existing supply will accommodate incremental room-night demand allowing hotel owners to grow occupancy and ultimately increase rates, thereby improving profitability. We believe that portfolio diversification will allow us to capitalize from growth in various customer segments including business transient, leisure transient, and group and convention room-night demand.

We generally seek to enter into flexible management contracts with third-party hotel management companies for the operation of our hotels that provide us with the ability under certain circumstances to replace operators and/or reposition properties, to the extent that we determine to do so, and align our operators with our objective of generating the highest return on investment. In addition, we believe that flexible management contracts facilitate the sale of hotels, and we may seek to opportunistically sell hotels if we believe sales proceeds may be invested in hotel properties that offer more attractive risk-adjusted returns.

We currently do not intend to engage in significant development or redevelopment of hotel properties. However, we do expect to engage in partial redevelopment and repositioning of certain properties, as we seek to maximize the financial performance of the hotels that we acquire. In addition, we may acquire properties that require significant capital improvement, renovation or refurbishment. Over the long-term, we may acquire hotel properties that we believe would benefit from significant redevelopment or expansion, including, for example, adding rooms, meeting facilities or other amenities.

We may consider acquiring outstanding debt secured by a hotel or resort property from lenders and investors if we believe we can foreclose on or acquire ownership of the property in the near-term. We do not intend to originate any debt financing or purchase any debt where we do not expect to gain ownership of the underlying property.

Milestones

We intend on accomplishing the following milestones in the next 12 months:

April 2013 – Completion of our S-1 registration statement.
May 2013 – Completion of first few states for blue sky registration including Texas, Nevada, California, and Arizona.
June 2013 – August 2013 – Raise initial $1,000,000 under this registration statement.
August 2013 – break escrow of the minimum investment and begin to purchase hotel assets that fit the business plan of the Company.
August 2013 – continue raising funds. We expect to raise $2.5 million by this time and deploy the funds accordingly to purchase hotel assets.
September 2013 – December 2013 – Search out new, non-affiliated hotel purchase opportunities. Dispose of those hotel assets (if any) that are prepared for the market place. Seek out additional management for our hotels and the Company to manage volume, if necessary.
January 2013 – evaluate the year ended 2013 and our portfolio.
February 2013 – close the Offering. We expect to have raised $25,000,000 in cash for the purpose of purchasing hotel assets.

Financing Strategies

While our partnership agreement does not limit the amount of indebtedness we may incur, we expect to maintain a low-leverage capital structure and intend to limit the sum of the outstanding principal amount of our consolidated net indebtedness. Our debt may include mortgage debt secured by our hotel properties and unsecured debt.

Competition

We will compete for hotel investment opportunities with institutional investors, private equity investors, REITs and numerous local, regional and national owners, including franchisors, in each of our target markets. Some of these entities may have substantially greater financial resources than we do and may be able and willing to accept more risk than we can prudently manage. Competition generally may increase the bargaining power of property owners seeking to sell and reduce the number of suitable investment opportunities offered to us or purchased by us.

The hotel industry is highly competitive. Our hotels compete with other hotels for guests in our markets. Competitive factors include location, convenience, brand affiliation, room rates, range of services, facilities and guest amenities or accommodations offered and quality of guest service. Competition in the markets in which our hotels may operate include competition from existing, newly renovated and newly developed hotels in the relevant segments. Competition can adversely affect the occupancy, ADR and RevPAR of our hotels, and thus our financial results, and may require us to provide additional amenities, incur additional costs or make capital improvements that we otherwise might not choose to make, which may adversely affect our profitability.

Environmental Matters

Our hotels are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require us, as owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated, and therefore it is possible we could incur these costs even after we sell some of the properties we acquire. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner’s ability to borrow using the property as collateral or to sell the property. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he or she suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. An example would be laws that require a business using chemicals (such as swimming pool chemicals at a hotel property) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for any of the costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could adversely affect the funds available for distribution to our limited partners. We expect to obtain “Phase I environmental site assessments,” or ESAs, on each hotel property prior to acquiring it. However, these ESAs may not reveal all environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity and may not identify all potential environmental liabilities.

As a result, we may become subject to material environmental liabilities of which we are unaware. We can make no assurances that (1) future laws or regulations will not impose material environmental liabilities on us, or (2) the environmental condition of our hotel properties will not be affected by the condition of the properties in the vicinity of our hotel properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Insurance

The Partnership maintains theft insurance, and comprehensive business and liability insurance.

Personnel

At November 20, 2012, we currently do not have any employees. EquiSource Management, LLC, our General Partner, has sevenfull-time employees. We do not intend on hiring any employees for the Partnership. All duties of the Partnership will be deployed by our General Partner.

Legal Proceedings

We may at times, in the ordinary course of business, be a party to legal actions normally associated with a hotel investment and management business. We believe that none of these routine matters is likely to have a material adverse impact on our financial condition or results of operations.

MANAGEMENT

Management Team

We are managed by the General Partner, EquiSource Management, LLC. The General Partner’s Managersare Steve Byrne, Andrew Jolley, and Greg Herlean. The General Partner’s Chief Financial Manager is John T. Reiter. The Chief Managing Memberof the General Partner is Andrew Jolley. The affairs and business activities of the General Partner are managed by Mr. Jolley, as the Chief Managing Member, and are overseen by the other Managers.

Through the foregoing arrangements, Mr. Jolley has the sole power to act on behalf of the General Partner and, thus, to control the day-to-day operations of the Partnership. Without limiting the foregoing, Mr. Jolley has sole authority, without the consent of the holders of Units, to invest and otherwise allocate our cash resources, to declare dividends on the Units and on the general partnership interests outstanding from time to time, to cause us to redeem Units, to make annual and other reports to holders of the Units, and to cause us to issue securities, including senior securities, of the Partnership. There are no family relationships among any of the General Partner’s executive officers.

The following table sets forth the names, ages and positions of the General Partner’s current Directors and executive officers:

Name	Age	Position with the General Partner

Stephen Byrne	55	Managing Member
Andrew Jolley	38	Chief Managing Member
Greg Herlean	33	Managing Member
John T. Reiter	39	CFO of Managing Member

Andrew Jolley, 38, Chief Managing Member, oversees investment analysis, underwriting and project management. He has underwritten, acquired and managed hundreds of real estate investments ranging from portfolios of residential homes, hotels, apartments, offices to industrial properties on the behalf of Capsource, Inc, since 2007. In the past several years, Andrew’s primary focus has been finding and acquiring hotel properties through an affiliate company, Equisource Holdings. He is actively involved in the planning, management and financing of hotel ventures including brand selection, renovation budgeting, and operational oversight. Prior to founding EquiSource, Mr. Jolley was an executive with a real estate development and construction company where was responsible for acquisition and development in the Western US. He earned a BS in business administration from BYU, a Masters of Information Management from ASU, and an MBA from the WP Carey School of Business at ASU. Mr. Jolley, since 2011, has served on the Board of Directors of Horizon Trust.

Greg Herlean, 33, Managing Member, has spent the last 10 years focused on growth opportunities and wealth accumulation through real estate vehicles. His aptitude for business has afforded him the opportunity to provide management direction, capital restructuring, investment research analysis, business projection analysis, and capital acquisition services which governed and impacted over $500 million in real estate transactions. Since 2010, he has provided services to Equisource Holdings, an affiliate company as a manager, where he has underwriten, purchased, rehabed, and worked out over 200 homes. Since 2010, he has also provided management services for Capsource, a loan servicing company, where he unwrites commercial real estate loans ranging in size from $100,000 to $40 million. He co-founded and built his first Nevada trust custodial company in 2007. Through his efforts, the company went from inception to managing over $95 million in just over 24 months. Mr. Herlean is also a platform speaker on the topics of capital development, investment growth through use of self-directed IRA vehicles, and estate planning. Mr. Herlean holds a Bachelors of Science in Business Administration from the University of Phoenix and is an active member of the Las Vegas community, where he currently resides.

Steve Byrne, 55, Managing Member, has been in commercial real estate lending and investments since 1979. He has funded several billion dollars in real estate loans and investments, including over five billion in hospitality and gaming deals.  From 1986 to 1991 Steve was a work out manager at First Interstate Bank where he  managed the resolution for several hundred million  in problem commercial loans. He then transferred to the gaming and hospitality division of  First Interstate Bank (later Wells Fargo) where he directly oversaw $3 billion of hospitality and gaming loans. Later as the president of a private commercial lending company, he made several hospitality construction loans and investments. In 1997, Mr. Byrne founded Capsource, a commercial real estate loan servicing company where he has originated and underwritten loans ranging in size from $100,000 to $40 million. Since he co-founded EquiSource in 2007, Steve has been intimately involved in the acquisition, renovation and management of over 15 hotels totaling almost 2,000 hotel rooms. He holds dual bachelor's degrees in economics and accounting from Hastings College. Mr. Byrne has called Nevada home since 1990.

John T. Reiter, 39, Chief Financial Manager, is responsible for the financial stewardship of the company, including capital and operating budgets, financial affairs, reporting, and resource procurement.

Prior to joining EquiSource in 2012, Mr. Reiter served in both the private and public sectors as a finance executive. From 2009 to 20012,  Mr. Reiter provided executive-level finance experience as a Senior Manager or Accounting and Analysis completing financial oversight and management, comprehensive financial analytics, and reporting on both a private and public basis for the Riviera Casino in Black Hawk, CO.  Duties included cash flow analysis, investment analysis, capital project planning, ROI sensitivity, ratio analysis, strategic planning, pro-forma projections, budgeting, budget management, project modeling and management.  From 2007 to 2009, Mr. Reiter provided similar services as a Senior Investment Analyst for Parlay Commercial, a commercial real estte lending company.  Under Mr. Reiter’s management, the companies he has worked with successfully secured more than $30MM in equity placements and $300MM in financing to secure various real estate investments that include residential development and construction, commercial development and construction, hotel construction, and casino acquisition and construction.

Mr. Reiter is a graduate of Colorado State University with a Bachelor of Science degree in Business Administration, majoring in Finance and Real Estate.

Board Committees

As discussed above, we are managed by the General Partner. We do not have a Board of Directors, but the General Partner and its Managing Members play a significant role in overseeing our operations.

Neither we nor the General Partner is required to have a Nominating Committee or a Compensation Committee. The owners/members of the General Partner have the right to elect directors of the General Partner. The directors determine the compensation to be paid to the directors, and the officers and employees of the General Partner. The General Partner’s directors, all of whom are independent, review and approve executive compensation policies and practices, review the salaries and the bonuses of the officers, including the General Partner’s sole officer, and administer our benefit plans. The General Partners, through Mr. Jolley, provide input on the salaries of all officers and employees of the General Partner.

Managing Member Compensation

The Managing Members of the General Partner are not compensated by us or the General Partner for their service as directors, and neither we nor our General Partner have any plans to entertain any proposal to pay remuneration to or enter into any employment arrangement with any of these directors.

COMPENSATION AND FEES TO THE GENERAL PARTNERS AND AFFILIATES

The General Partner, EquiSource Management, LLC, will only receive fees AFTER the limited partners have received the dividends herein discussed for performing management functions. The General Partner will receive 70% of the remaining available distributions after the limited partners have received the returns discussed herein.The General Partner will receive no other fees other than a distribution of 70% of the profits after the limited partners have received a return of 7% annualized based on their invested capital. No person or entity received any remuneration for services rendered to the Partnership during the past two years. We do not maintain any equity or non-equity incentive compensation, pension or other retirement, or non-qualified deferred compensation plans for our management team. We will not be reimbursing our general partner for the salaries for any of our officers.

Type	Description	Payment

Management Fee
For services related to managing the Company and the management of Company assets, the General Partner shall receive a management fee in the form of distribution of 70% of the remaining profits after the limited partners have received a preferred return.
Paid monthly after the limited partners have received a preferred return from the cash available for distribution.

Summary Compensation Table

Name and Principal Position	Year		Salary	All Other Compensation	Total
Andrew Jolley, Chief Managing Member	2012	(2)	$0	-	$0
EquiSource Management, LLC(1)	2012		$0		$0

(1)	The amounts shown reflect the management fee paid to EquiSource Management, LLC, our General Partner.

(2)
As of September 30, 2012

It is difficult to determine what fees the General Partner will receive at this time. The General Partner will derive its income for its services as the General Partner. The General Partner has not made any agreements for fees or other compensation with its Managing Member. The General Partner will receive the following fees:

The General Partner shall receive 70% of the available distributions after the Limited Partners have receive the distributions equal to  7.0% per annum during year one of the Partnership (or $70.00 per Unit per year);  It is the intent of the General Partner to not seek reimbursement for certain expenses that are related to the function of the General Partner. For example, the General Partner will not be charging any working capital for office space, supplies, support staff, or expenses related to this offering. However, if the General Partner must foreclose on a property, start a legal proceeding on behalf of the Company, defend a legal proceeding on behalf of the Company, or provide accounting services to the Company, the General Partner will seek reimbursement or use Company funds for such expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of the Partnership

The following table sets forth information as of September30, 2012 relating to the beneficial ownership of the Partnership’s equity securities by (i) each person or group known by us to own beneficially more than five percent (5%) of our equity securities; (ii) the Managing Partner and each of the General Partner’s Managing Member; and (iii) the Chief Managing Member and all of the General Partner’s Managing Member as a group, and includes all equity interests. All of the equity securities are partnership interests in the Partnership.

Title of Class	Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Units (limited partnership interests)			100%
Limited Partner (2)	Managing Partner and all Directors and executive officers of our General Partner as a group (4 persons) (3)	1 Unit	100%
General Partnership Interests	Equisource Management, LLC., 2009 E. Windmill Lane, Las Vegas, NV 89123 (4)	1 Unit	100%
__________________
(1)	Upon receipt of funds from Limited Partners, Mr. Jolley will relinquish this one limited partner unit.
(2)	It is expected that the individuals associated with the General may purchase $50,000 in units from the Partnership.
(3)	The beneficial owners of the Units are Stephen Byrne, Andrew Jolley, Greg Herlean, and John T. Reiter.
(4)	The beneficial owners of the Units are Stephen Byrne, Andrew Jolley, Greg Herlean, and John T. Reiter.

Beneficial Ownership of the General Partner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, in the ordinary course of our business, we enter to asset purchase or sales agreements with related persons (as defined in Item 404 of the SEC’s Regulation S-K), including the General Partner’s Managing Member, persons who beneficially own more than 5% of our outstanding equity interests, and the family members and other affiliates of such persons. All such transactions are consummated on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers. The “related party transactions” (as defined in Item 404(a) of the SEC’s Regulation S-K) in which we have engaged since September 19, 2012 are discussed below. Several different related companies to the General Partner or companies which the General Partner controls own hotels. The Company may elect to purchase these assets if they are still available after this registration statement is effective and appropriate funds are raised. This Prospectus will be updated as the Company enters into purchase and sale contracts or letters of intent to purchase certain hotel properties.

Our current office space at 2009 E. Windmill Lane, Las Vegas, NV 89123, is provided by our General Partner, EquiSource Management, LLC We currently do not pay any rent to our General Partner for use of the space. This may change at some time in the future.

Mr. Jolley is the Managing Member of EquiSource Management, LLC, our general partner. As the Managing Member of EquiSource Management, LLC Mr. Jolley has latitude in determining his own salary for services rendered. Mr. Jolley, through EquiSource Management, LLC, carries out a similar business to the one herein proposed. Mr. Jolley, as a sole officer and director, may unilaterally make decisions as the sole officer of EquiSource Management, LLC.

INDEMNIFICATION OF CONTROL PERSONS

Our Limited Partnership Agreement provides that the General Partner and its affiliates, including Mr. Jolley and the Directors of the General Partner, are entitled to indemnification by the Partnership for all damages, claims, liabilities, judgments, fines, penalties, charges, and similar items incurred in connection with defending any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was acting for or on behalf of the Partnership unless such liability is finally found by a court of competent jurisdiction to have resulted primarily from the indemnified party’s bad faith, gross negligence or intentional misconduct, or material breach of the Limited Partnership Agreement. Nevada law prohibits indemnification unless it is shown that the person to be indemnified (i) acted in good faith, (ii) reasonably believed its actions to be in or not opposed to the best interests of the Partnership, (iii) did not actually receive an improper personal benefit in money, property, or services, and (iv) in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to these persons, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We intend to obtain insurance to provide coverage to the Directors and officers of the General Partner for their liability arising in the course of their duties, in order to limit our potential exposure for indemnification.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established market for any of our equity securities, including the Units, and we do not expect that one will develop in the foreseeable future. We anticipate that transactions in our equity securities will be infrequent and privately negotiated by the buyer and seller in each case.

As of December 31, 2012, the General Partner held all outstanding general partnership interests in the Partnership.

DESCRIPTION OF THE UNITS

We are offering up to 25,000 Units, having a purchase price of $1,000 per Unit, which constitute limited partnership interests in the Partnership.  The Company does intend, when cash distributions from profits are available, to make distributions to the limited partners based on their investment. Such distributions cannot be determined at this time as we have no revenues or assets on which to base such distributions. Distribution will be based on the original issuance date. Distributions will be cumulative and will accrue on each Unit on a daily basis from the original issuance date, whether or not earned or declared and whether or not there are net assets or profits of the Partnership legally available for the payment of such dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months.

The Units are issued in book entry only form. We do not intend to issue the Units in certificated form. The record of beneficial ownership of the Units will be maintained and updated by us through the establishment and maintenance of accounts. You must purchase a minimum of five Units at a purchase price of $1,000 per Unit, or $5,000. IRAs or employee retirement plans must purchase a minimum of five Units for $5,000. We reserve the right to waive this minimum and accept a lesser amount from any investor. For example, we intend to allow purchases of as little as $1,000 in Units if the purchases are made by a custodian for a minor family member (i.e., for a member of the purchaser’s family who is under 18 years old).

Cumulative Cash Dividends; Annual Rate

It is our intent to pay a distribution, but we currently do not have any revenues. These are estimates based on internal projections.

These dividend rates were set by the General Partner based upon its judgment and evaluation of interest rates and rate of return for similar financial products and the market’s demand for such products. Dividends are cumulative and will accrue (based on the purchase price of $1,000 per Unit) on a daily basis from the original issuance date, whether or not earned or declared and whether or not there are net assets or profits of the Partnership legally available for the payment of such dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months. Dividends, if declared, will be paid to you by check mailed on or about the first day of the month of the first fiscal quarter following the month in which a Unit is issued to your address as it appears in our register. Provided that the Partnership, in the sole discretion of the General Partner, has funds available for dividends, the General Partner currently intends to begin paying dividends immediately. Based upon our operating history, our current cash and cash equivalents and the General Partner’s expectations with respect to our future net income, the General Partner believes that we will earn sufficient net income and have sufficient cash from other sources to pay dividends on the Units during the next 12 months. For more information regarding our ability to generate sufficient cash flow to meet our obligations for the dividends, see the section this prospectus entitled “Liquidity and Capital Resources.” As discussed elsewhere in this prospectus, however, there can be no guarantee that the General Partner’s belief with respect to our ability to pay dividends will prove to be accurate. Although the General Partner has no present intention to do so, it is permitted to use unallocated proceeds from this offering to make dividend payments. For more information regarding the use of proceeds of this offering, see the section of this prospectus entitled “USE OF PROCEEDS.”

Priority of Dividends and Other Distributions

With respect to dividends, all Units will rank equally, or paripassu, and without preference as among each other, and will rank senior only in right of payment to the general partnership interests. Accordingly, if the General Partner decides to declare a dividend on outstanding Units and funds are not available, in the discretion of the General Partner, to make dividends in full, then dividends will be made on a pro rata basis among all holders of Units, such that holders will receive an amount determined by multiplying the dividends that have accrued but remain unpaid on their Units by a fraction, the numerator of which is the total amount that the Partnership intends to distribute and the denominator of which is the aggregate amount of accrued but unpaid dividends on all outstanding Units.

Example. The Partnership elects to distribute $600 at a time when the dividends accrued on all outstanding Units totals $900. The amount that the Partnership intends to distribute represents 67.67% of the aggregate dividends that have accrued on all outstanding Units, so each holder of a Unit will be entitled to receive 67.67% of the dividends that have accrued on that holder’s Unit.

If dividends on the Units are paid in full, then any funds remaining after the payment of such dividends will, at the sole discretion of the General Partner, be distributed to the General Partner and any other person who holds general partnership units.

Dividends will be (i) prior and in preference to any declaration or payment of any dividend on the general partnership interests (other than a dividend payable in additional general partnership interests) or on any other class or series of partnership interests ranking junior to the Units with respect to dividends, (ii) paripassu with any other equity securities of the Partnership the terms of which provide that they rank paripassu with the Units with respect to dividends, and (iii) subject to the rights of any equity securities of the Partnership the terms of which provide that they rank senior to the Units with respect to dividends. The Partnership’s Limited Partnership Agreement does not currently permit the issuance of any equity security ranking paripassu with or senior to the Units with respect to the payment of dividends.

Upon the dissolution and winding up of the Partnership, the Partnership’s Limited Partnership Agreement provides that the assets of the Partnership will be sold or liquidated and the proceeds will be used to (i) first, to pay the expenses of liquidation, (ii) second, to pay all creditors of the Partnership (including Partners to whom the Partnership owes money other than accrued but undeclared and unpaid dividends), (iii) third, to satisfy all debts, liabilities or obligations of the Partnership due to its creditors, (iv) fourth, to the limited partners in proportion to the positive balances in their respective capital accounts, which will take into account their aggregate investment in the Units plus the unpaid dividends that have accrued on those Units, and (v) thereafter, to the General Partners.

Redemption at the Election of the Partnership

We may call your Units for redemption at any time without penalty or premium by written notice to you. We will give you a written notice at least seven days prior to the date set for redemption of any Units held by you. The redemption price will be equal to the amount of your initial investment paid for your Units, plus your cumulative annual return to the date of redemption. The redemption price will be paid to you by check mailed to your address as it appears in our register.

It is expected that the General Partner will begin redeeming Units in year five with the hope to have all Units redeemed in year six. Once all Units are redeemed, the Partnership will dissolve.

Unit Repurchase Program

We have adopted a Unit repurchase program which we intend to enact after the offering closes that may enable you to sell your Units to us in limited circumstances. In its sole discretion, our General Partner could choose to terminate or suspend the program or to amend its provisions without investor approval. Unless the Units are being repurchased in connection with an investor’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will repurchase Units are as follows:

●	No repurchases allowed for investors who have held their Units for only one year;
●	the lower of $900.00 or 90.0% of the price paid to acquire the Units from us for investors who have held their Units for at least two years;
●	the lower of $920.00 and 92.0% of the price paid to acquire the Units from us for investors who have held their Units for at least three years;
●	the lower of $940.00 or 94.0% of the price paid to acquire the Units from us for investors who have held their Units for at least four years; and,
●	the lower of $960.00 or 96.0% of the price paid to acquire the Units from us for investors who have held their Units for at least five years.

There are several limitations on our ability to repurchase Units under the program:

●
Unless the Units are being repurchased in connection with an investor’s death, “qualifying disability” or “determination of incompetence,” we may not repurchase Units unless the investor has held the Units for two years.

●
During any calendar year, we may repurchase no more than 2.0% of the number of Units outstanding at January 1st in the year which the Units will be repurchased.

The Repurchase program will note be available if any secondary is ongoing.

We will repurchase Units on the last business day of each quarter (and in all events on a date other than a dividend payment date). The General Partner must receive your written request for repurchase at least five business days before that date in order for us to repurchase your Units that quarter. If we could not repurchase all Units presented for repurchase in any quarter, we would attempt to honor repurchase requests on a pro rata basis.

If we did not completely satisfy an investor’s repurchase request at quarter-end because the General Partner did not receive the request in time or because of the restrictions on the number of Units we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the investor withdrew his or her request before the next date for repurchases. Any investor could withdraw a repurchase request upon written notice to the General Partner if such notice were received by us at least  five business days before the date for repurchases.

In some respects we would treat repurchases sought upon an investor’s death, “qualifying disability” or “determination of incompetence” differently from other repurchases:

●	there is no two-year holding requirement; and
●	the repurchase price is the amount paid to acquire the Units from us.

In order for a disability to entitle an investor to the special repurchase terms described above (a “qualifying disability”): (1) the investor would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the investor acquired the Units to be repurchased and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the investor could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (1) if the investor paid Social Security -taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the investor did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the investor could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management or (3) if the investor did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the investor’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle an investor to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

●	disabilities occurring after the legal retirement age; and
●	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle an investor to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the investor to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the investor acquired the Units to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle an investor to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the investor incompetent or incapacitated.

The General Partner may amend, suspend or terminate the program upon 30 days’ notice. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the investors. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our Unit repurchase program only provides investors a limited ability to have Units repurchased for cash until a secondary market develops for our Units, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your Units will ever develop.

Qualifying investors who desire to have their Units repurchased would have to give written notice to the General Partner at our address.

Voting Rights

Generally, limited partners do not participate in the control of a Nevada limited liability partnership’s business. However, Nevada law explicitly permits limited partners to vote on dissolution and winding up of the Partnership, sale or other disposition of a material portion of the Partnership’s assets, incurrence of debt outside of the ordinary course of business, a change in the nature of the Partnership’s business, removal of a general partner, admission of a general or limited partner, merger of the Partnership with or into another entity, and other matters related to the Partnership’s business that the partnership agreement requires be subject to approval or disapproval by the limited partners. In the Partnership’s case, the Limited Partnership Agreement permits the limited partners to dissolve the Partnership upon an eighty percent (80%) vote, amend specified sections of the Limited Partnership Agreement upon a 2/3 vote of the interests of the limited partners and approval of the General Partner, and generally amend the Limited Partnership Agreement upon a vote of a majority-in-interest and approval of the General Partner. Further, as a matter of Nevada law, a majority-in-interest of the limited partners must approve a merger with or into another entity. The Limited Partnership Agreement provides that certain bank holding companies can hold non-voting Limited Partnership interests issued by the Partnership.

Restrictions on Transfer of the Units

Except with the express written consent of the General Partner, which may be withheld in its discretion, a limited partner may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of his Unit, except by last will and testament or by operation of law. Any assignment, sale, transfer, pledge, hypothecation or other disposition of a Unit made in violation of the Limited Partnership Agreement shall be void and of no effect.

In addition to requiring the written consent of the General Partner, any purported disposition of a Unit shall be subject to the satisfaction of the following conditions: (i) the General Partner shall have been given at least twenty business days prior written notice of such desired disposition specifying the name and address of the proposed assignee and the terms and conditions of the proposed disposition; (ii) the assigning limited partner or assignee shall undertake to pay all expenses incurred by the Partnership or the General Partner on behalf of the Partnership in connection with the proposed disposition; (iii) the Partnership shall receive from the assignee such documents, instruments and certificates set forth in the Limited Partnership Agreement and as may be requested by the General Partner, including an opinion of counsel regarding such disposition; and (iv) such disposition would not pose a material risk that the Partnership will be treated as a “publicly traded partnership” within the meaning of § 7704 of the Code and the regulations promulgated thereunder or make the Partnership ineligible for “safe harbor” treatment under § 7704 of the Code and the regulations promulgated thereunder.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the federal income tax considerations material to an investment in the Units. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner’s particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens or residents of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen or resident are cautioned to consult their own personal tax advisors before investing in the Units.

Investors should note that we do not intend to request a private letter ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

Each prospective investor is urged to consult with the investor’s personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our Units. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

Pursuant to our Limited Partnership Agreement, the General Partner has the authority to make any tax elections on the Partnership’s behalf that, in its sole judgment, are in the Partnership’s best interest without the necessity of obtaining the approval of our limited partners. Although we currently intend to operate so as to be taxed as a partnership, it is possible that as a result of future legislative changes, that it could become more advantageous for the Partnership to elect to be taxed as a corporation for federal income tax purposes.

Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and the section entitled “-Investment by Qualified Plans and Other Tax-Exempt Entities”.

We will furnish to each limited partner and any assignee of Units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to partnerships. (See “-Audits” below.)

The disclosures and discussions in this section of the prospectus are the opinions of our counsel.

Partnership Status Generally

The income tax results anticipated from an investment in Units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (i) we would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (iii) distributions of cash would generally be treated as dividends taxable to our partners, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income and conversion of otherwise non-taxable distributions into taxable dividends.

Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation (i.e., an “eligible entity”), to elect its classification for federal income tax purposes. Under the Treasury Regulations, an “eligible entity” that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our General Partner does not intend to request a ruling from the Internal Revenue Service as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an “eligible entity” and need not make any election to be treated as a partnership for federal income tax purposes.

Based upon the entity classification Treasury Regulations, and Internal Revenue Service rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the General Partner and other assumptions, we should be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. We are duly organized as a limited partnership under the laws of the State of Nevada and we will be organized and operated strictly in accordance with the provisions of our Limited Partnership Agreement. The principal uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the “publicly traded partnership” rules. Although we intend to operate in such a fashion so as to avoid the application of these rules, the application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed by these rules, thus subjecting us to such classification.

The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Status

If we were to be classified as a “publicly traded partnership”, then (i) we would be taxable as a corporation (see “Partnership Status Generally” above), and (ii) our net income would be treated as portfolio income rather than passive income (see “Deductibility of Losses – Limitations – Passive Loss Limitation” below).

A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership with outstanding partnership interests that are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as “Section 7704 Regulations”, that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly traded partnership.

The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The General Partner does not believe that our Units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our General Partner has also represented that they do not intend to cause the Units to be traded on an established securities market or a secondary market in the future.

Section 7704 Safe Harbors

As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the “secondary market safe harbors,” that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interest transferred during any taxable year, other than certain disregarded transfers, does not exceed 10% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership Units representing more than 10% of the total interest in a partnership’s capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.

The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Treasury Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

Our Limited Partnership Agreement limits Unit transfers of all types to transfers of Units that satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the Internal Revenue Service. Our General Partner has represented that we will be operated strictly in accordance with the partnership agreement, and it has also represented that they will void any transfers or assignments of Units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the Internal Revenue Service in the future.

Based upon the representations of our General Partner, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, we should not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a public traded partnership.

Qualifying Income Exemption

Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code that provides that if 90% or more of our gross income for each taxable year consists of “qualifying income,” then we will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.

Our General Partner intends to operate the Partnership in a manner that should generate income that will satisfy the 90% qualifying income exception. Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See “Deductibility of Losses — Limitations — Passive Loss Limitation” below.

General Principles of Partnership Taxation

Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year the partner’s share of the Partnership’s items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may theoretically exceed the amount of any cash distributed to such partner. However, the partnership agreement is designed to cause taxable income to be allocated in an amount that is equal to distributions less capital contributions and we anticipate that few, if any, allocations of taxable income will be made that are not accompanied by a corresponding distribution.

Anti-Abuse Rules

As noted under the heading “General Principles of Partnership Taxation” above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Treasury Regulations set forth broad “anti- abuse” rules applicable to partnerships; however, which rules authorize the Commissioner of the Internal Revenue Service to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our General Partner is not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be re-characterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.

Deductibility of Losses – Limitations

The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

Basis Limitation

A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner’s adjusted basis in his Units has increased above zero. A limited partner’s adjusted basis in his Units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner’s basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his Units, and in the event a limited partner has no remaining basis in his Units, cash distributions will generally be taxable to him as gain from the sale of his Units. See “Sales of Limited Partnership Units” below.

Passive Loss Limitation

The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. Under current law, we believe a limited partner’s interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment.

Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

●	first, income or gain from that activity, including gain recognized on such disposition;
●	then, income or gain for the taxable year from other passive activities; and
●	finally, non-passive income or gain.

Treasury Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts unique to each investor, including the investor’s level of activity in our business and affairs and the investor’s other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.

The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See “Publicly Traded Partnership Status” above.

At Risk Limitation

The deductibility of partnership losses is limited further by the “at risk” limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have “at risk” at the close of our fiscal year. Generally, a limited partner’s “amount at risk” will include only the amount of his cash capital contribution to us. A limited partner’s “amount at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner’s “amount at risk” is increased in those years.

Impact of the American Jobs Creation Act of 2004 and tax-exempt use property.

On October 22, 2004, President Bush signed into law The American Jobs Creation Act of 2004 (the “Act”). Among the items included in the Act is a new rule that disallows a portion of deductions for any “tax-exempt use loss for any taxable year.” Under a literal interpretation of this new rule, it would be applicable to any partnership with one or more partners that are tax-exempt entities (e.g., foreign investors that are not otherwise subject to U.S. taxation; a federal, state or local governmental unit or instrumentality; pension funds and other tax-exempt entities). The Internal Revenue Service, however, has issued transitional relief, which provides that this new rule will not apply for tax years ending before January 1, 2005 to any partnership, like us, that holds “tax-exempt use property” solely as a result of the application of Section 168(h)(6) of the Internal Revenue Code. So long as the Internal Revenue Service continues to take this position, this new rule will not be applicable to us. If, however, the Internal Revenue Service interprets this new rule to be applicable to partnerships like us for the 2005 or any subsequent taxable year and we have one or more tax-exempt entities who are partners, then some or all of the partners may be unable to claim losses generated from our operations that they otherwise would be able to claim if no tax-exempt entities were partners.

Allocations of Profit and Loss

Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” The terms “net income” and “net loss” are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

Our General Partner does not intend to request a ruling from the Internal Revenue Service with respect to whether the allocations of profits and losses in our Limited Partnership Agreement will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the Internal Revenue Service will not also challenge one or more of the special allocation provisions contained in our Limited Partnership Agreement.

General Rules

Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in us determined by taking into account all facts and circumstances.

Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as “Section 704(b) Regulations,” provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner’s interest in us.

Economic Effect – General Allocations

The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

●	partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;
●
upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

●
The partnership agreement contains a “qualified income offset” provision and the allocation in question does not increase a deficit balance in a partner’s capital account at the end of our taxable year.

Our Limited Partnership Agreement (i) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and (ii) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See “Distributions and Allocations.” With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations provides that a partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our Limited Partnership Agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for “economic effect” under the Section 704(b) Regulations. It should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

Substantiality

Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

Partners’ Interest

If the allocations of profits and losses set forth in our Limited Partnership Agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners’ interests in us. The Section 704(b) Regulations provide in this regard that a partner’s interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

●	the partners’ relative contributions to us;
●	the interests of the partners in economic profits and losses (if different from those in taxable income or loss);
●	the interests of the partners in cash flow and other non-liquidating distributions; and
●	the rights of the partners to distributions of capital upon liquidation.

Since our Limited Partnership Agreement (i) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (ii) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (iii) contains a qualified income offset provision, our counsel has concluded that partnership items of income, gain, loss, deduction and credit will be allocated among our General Partner and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our General Partner and the assumption that we will be operated strictly in accordance with the terms of our Limited Partnership Agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

Taxable Income Without Cash Distributions

A limited partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us.

In the event of foreclosure on a partnership asset by a lender, the partnership would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could also give rise to taxable income to limited partners but no cash distribution with which to pay the tax.

Our Limited Partnership Agreement also provides for a “qualified income offset,” as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. Although our Limited Partnership Agreement is designed to avoid allocation of taxable income without a corresponding distribution, we can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

Investment by Qualified Plans and Other Tax-Exempt Entities

Unrelated Business Taxable Income

Any person who is a fiduciary of an IRA qualified retirement plan or other tax-exempt entity, which are collectively referred to as “Exempt Organizations,” considering an investment in Units should be aware that it is likely that certain income allocable to Units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be unified business taxable income (“UBTI”), which is generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust’s ownership of Units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. An Exempt Organization that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income only. See “Investment by Charitable Remainder Trusts” below.

Minimum Distribution Requirements

Any person who is a fiduciary of an IRA or a qualified retirement plan and is considering an investment in our Units should also consider the impact of the minimum required distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code generally provides that initial minimum required distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the participant attains age 70-1/2 and subsequent minimum required distributions must be made by December 31 of each year. Accordingly, if retirement plans investment primarily in the Units, and, minimum required distributions must be made to an IRA beneficiary or a qualified plan participant before we sell our properties, it is possible that an in-kind distribution of the Units will be required to be made. The fair market value of any Units distributed will be includable in the taxable income of an IRA beneficiary or qualified plan participant for the year in which the Units are received without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

In certain circumstances, an in-kind distribution of Units may not be necessary to meet the minimum distributions requirements, but only upon a showing of compliance with such requirements by reason of distributions from other retirement plan assets. Compliance with these requirements is complex, however, and potential investors are urged to consult with, and rely upon, their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our hotels will be sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding Units for the retirement plan to be able to avoid making a mandatory in-kind distribution of Units.

Investment by Charitable Remainder Trusts

A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our General Partner anticipates our activities will give rise to income characterized as UBTI. See “Investment by Qualified Plans and Other Tax-Exempt Entities” above.

Syndication and Organizational Expenses

Generally a current deduction is not allowed for expenses incurred in connection with either (i) organizing the Partnership or (ii) syndicating interests in the Partnership. Amounts that qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 180 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the Units such as selling commissions, professional fees and printing costs. The Internal Revenue Service may attempt to recharacterize certain costs and expenses that our General Partner intends to amortize over 180 months as nondeductible syndication expenses.

Activities Not Engaged in For Profit

Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit” describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

Based upon the following factors, the activities contemplated by us should be considered activities entered into for profit:

●	our investment objectives;
●
the representations of our General Partner that we will be operated in a business-like manner in all material respect strictly in accordance with our Limited Partnership Agreement and this prospectus; and

●	the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 of the Internal Revenue Code will be made at the partnership level.

Notwithstanding any determination made with respect to us in this regard, however, the Internal Revenue Service may apply Section 183 of the Internal Revenue Code to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 of the Internal Revenue Code on their individual situations.

Sales of Units

A limited partner investing in us may be unable to sell any of his Units by reason of the nonexistence of any active trading market for the Units. In the event that Units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor’s adjusted tax basis in his Units. Assuming the investor is not a “dealer” with respect to such Units and has held the Units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor’s share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as “unrealized receivables” for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of Units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”

Dissolution and Liquidation

Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his Units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and “inventory” as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (i) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (ii) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.

Capital Gains and Losses

Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%. Capital gains, however, are taxed at a maximum marginal rate of 20% for individuals (i.e., for gains realized with respect to capital assets held for more than 12 months). The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25% rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

Election for Basis Adjustments

Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our General Partner does not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of Units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the Units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their Units.

Alternative Minimum Tax

Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income,” or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. AMTI is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

Penalties

Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on the taxpayer’s return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (i) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return, or (ii) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item’s income tax treatment, and (b) there is a reasonable basis for the item’s tax treatment by the taxpayer, unless the transaction is a “reportable transaction”. The Treasury Department is authorized to define a “reportable transaction” under Section 6011 of the Internal Revenue Code and has provided guidance as to certain transactions that are “reportable transactions.” Based on our good faith projections and assumptions concerning our performance, we do not believe that we constitute a “reportable transaction.”

In general if we were to constitute a “reportable transaction,” the 20% substantial understatement penalty would be imposed on any understatement attributable to an investment in us, even if adequately disclosed, unless the investor taxpayer were able to show that there was reasonable cause for such understatement and the taxpayer acted in good faith. In order to show good faith, the taxpayer must (i) adequately disclose the facts affecting the transaction, in accordance with regulations promulgated under Internal Revenue Code Section 6111; (ii) there must be substantial authority for such treatment; and (iii) the taxpayer must have reasonably believed that such treatment was, more likely than not, the proper treatment. A taxpayer will be treated as having a reasonable belief with respect to the tax treatment of an item only if such belief (a) is based on the facts existing at the time of the tax return that includes the items filed, and (b) relates solely to the taxpayer’s chance of success on the merits and does not take into account the possibility that the return will not be audited, the treatment will not be raised on audit, or the treatment will resolve through settlement.

A taxpayer may, but is not required to, rely on the opinion of a tax advisor in establishing reasonable belief with respect to the tax treatment of the item. However, a taxpayer may not rely on the opinion of the tax advisor if the opinion is provided by a “disqualified tax advisor” or is a “disqualified opinion.” In general, a “disqualified tax advisor” is any advisor who (i) participates in the organization, management, promotion or sale of the transaction; (ii) is compensated directly or indirectly by a material advisor with respect to the transaction; (iii) has a fee arrangement with respect to transactions contingent on all or part of the intended tax benefits; or (iv) is determined as disqualified under regulations to be promulgated. A “disqualified opinion” is one that is (a) based on unreasonable or legal or factual assumptions, (b) unreasonably relies on representations, statements, findings or agreements made by the taxpayer or other persons, (c) does not identify or consider all relevant facts or (d) fails to meet any other requirement prescribed by the Secretary of the Treasury.

As noted above, we do not believe we constitute a “reportable transaction.” However, if we were found to be a “reportable transaction,” then, because our counsel, Law Office of Jillian Sidoti, has participated in our organization and is compensated by a material advisor in certain circumstances, it would be a “disqualified advisor” for these purposes and reliance on the opinions of The Law Office of Jillian Sidoti would not protect investors from potential liability for the 20% substantial understatement penalty.

In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (i) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (ii) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

Disclosure of Reportable Transactions

Under recent amendments to Sections 6111, 6112, 6707 and 6708 of the Internal Revenue Code, each material advisor with respect to any reportable transaction is required to file an information return with the Secretary of the Treasury in a manner and form to be prescribed by regulations that are to be issued. The penalties for failure to file are severe and include penalties of $50,000, which may be increased significantly if the reportable transaction is a “listed transaction.”

We do not believe that we constitute or will constitute a reportable transaction, nor do we believe we constitute a listed transaction. Accordingly, we do not believe that these increased penalty provisions will apply. However, were they to do so, they could have severe adverse effect on the ability of our General Partner and its affiliates to continue to operate successfully and continue to work with us.

Partnership Tax Information; Partner Tax Returns

We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

Audits

The Internal Revenue Service often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive investors holding Units of some or all of the tax benefits incidental to an investment in us.

An audit of the Partnership could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner’s personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner’s return could result in adjustments of other items of income and deductions not related to our operations.

In the event of an audit of our tax return, our General Partner will take primary responsibility for contesting federal income tax adjustments proposed by the Internal Revenue Service. Our General Partner may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our General Partner will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

You should note that in the event our General Partner causes us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our General Partner will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

Foreign Investors as Limited Partners

Foreign investors may purchase the Units. A foreign investor who purchases Units and becomes a limited partner will generally be required to file a U.S. tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay U.S. federal income tax at regular U.S. tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s Units may be reduced by U.S. tax withholdings made pursuant to applicable provisions of the Internal Revenue Code. Foreign investors should consult their own personal tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

Tax Legislation and Regulatory Proposals

Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as the Partnership. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our Units, or other potential changes in applicable tax laws.

State and Local Taxes

In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties acquired through foreclosure or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

●	whether the state in which he resides will impose a tax upon his share of our taxable income;
●	whether an income tax or other return must also be filed in those states where we will own properties; and
●	whether he will be subject to state income tax withholding in states where we will own properties.

Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.

Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.

Each prospective purchaser of Units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in the Partnership.

DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our Limited Partnership Agreement not summarized elsewhere in this prospectus. The Limited Partnership Agreement commenced on September 19, 2012 and will continue in effect until amended or terminated as discussed below. A copy of the Limited Partnership Agreement is attached as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

Organization

We are organized as a limited liability partnership under the Nevada Revised Uniform Limited Partnership Act (referred to in this prospectus as the “Partnership Act”). The General Partner is EquiSource Management, LLC, with its Chief Managing Member being Andrew Jolley.

Capital Contributions

In September 19, 2012, in exchange for the General Partner Units, the General Partner contributed $15,000 for startup expenses including $10,000 for legal fees, expenses related to our audit, and expenses related to incorporating. It is expected that the directors and Chief Managing Member of our General Partner will each contribute up to $50,000 in cash towards the purchase of Units. There is no agreement binding the Chief Managing Member or the directors to invest any additional capital, but this is their intent.

Allocations

The Limited Partners will be allocated net income equal to their non-liquidating distributions that are based upon their accrued return. 70% of the balance of the net income will be allocated to the General Partner and 30% of the balance will be allocated to the Limited Partners.

Exculpation and Limited Liability of the General Partner

The General Partner, any affiliate of the General Partner, any officer, director, stockholder, member, partner, employee, agent or assign of the General Partner, or any of its affiliates, who was, at the time of the act or omission in question, such a person or entity (collectively to referred to in this prospectus as the “Related Persons”), shall not be liable, responsible or accountable, whether directly or indirectly, in contract, tort or otherwise, to the Partnership, any other person in which the Partnership has a direct or indirect interest or any limited partner for any damages asserted against, suffered or incurred by the Partnership, any other person or entity in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) arising out of, relating to or in connection with any act or failure to act pursuant to the Limited Partnership Agreement or otherwise with respect to: the management or conduct of the business and affairs of the Partnership; the offer and sale of Units in the Partnership; and the management or conduct of the business and affairs of any Related Person insofar as such business or affairs relate to the Partnership, any other person or entity in which the Partnership has a direct or indirect interest or to any Partner in its capacity as such, including, without limitation, all activities in the conduct of other business engaged in by it (or them) which might involve a conflict of interest vis-a-vis the Partnership, any other person or entity in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) or in which any Related Person realizes a profit or has an interest, except for any such damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or intentional misconduct of, or material breach of the Limited Partnership Agreement or knowing violation of law by the General Partner or Related Persons.

Neither the General Partner nor any other Related Person shall be personally liable for the return of the capital contributions of any limited partner or any portion thereof or interest thereon, and such return shall be made solely from available Partnership assets, if any.

Limited Liability of the Limited Partners

The liability of each limited partner is limited to the amount that he/she is obligated to contribute to us for the purchase of his/her Units plus any undistributed distributions.

Management

The Partnership will be managed exclusively by the General Partner. The limited partners will have no part of management of the Partnership, and have no authority or right in their capacity as limited partners to act on behalf of the Partnership in connection with any matter.

The General Partner has the power and authority to acquire, hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the Partnership’s investments made or other property held by the Partnership. In its discretion, the General Partner may invest temporarily in bonds, bank certificates of deposits or money market funds.

The General Partner shall not do any act in contravention of any applicable law or regulation or any provision of the Limited Partnership Agreement or possess Partnership property for other than a Partnership purpose.

The limited partners will be unable to remove the General Partner. It will be difficult for the General Partner to remove Mr. Jolley, but can through a majority vote of the other members of the General Partner

Fiduciary Responsibilities of the General Partner

Our General Partner will be accountable to the Partnership as a fiduciary and, consequently, will be required to exercise good faith and integrity in all its dealings with respect to Partnership affairs. Our General Partner must exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and must not use or employ, or permit another to use or employ, such funds or assets in any manner except for our exclusive benefit. In addition, our General Partner is not permitted to contract away the fiduciary duty owed to the limited partners by our General Partner under common law.

A limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a “class action,” to recover damages to the limited partners for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a “partnership derivative action,” to recover damages from the general partner and/or third parties. Nevada law specifically permits a limited partner of a Nevada limited partnership to bring a derivative action on behalf of the partnership if:

●
the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or if an effort to cause such general partner or partners to bring the action is not likely to succeed; and

●
the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law from a person who was a partner at the time of such transaction.

Under Nevada law, a general partner of a Nevada limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as otherwise provided in the partnership agreement or Nevada law. As a result, subject to the terms of our Limited Partnership Agreement, our General Partner is liable for the debts and obligations that we incur. However, our Limited Partnership Agreement provides that our General Partner and its affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our General Partner or its affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, gross negligence, or intentional misconduct.

Our Limited Partnership Agreement provides that we will indemnify our General Partner and its affiliates from and against liabilities and related expenses incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our General Partner reasonably believed was in our best interest, provided that our General Partner shall not be indemnified by us for any liabilities resulting from bad faith, gross negligence, or intentional misconduct. Any indemnification of our General Partner is recoverable only out of our assets and not from the limited partners.

Notwithstanding the foregoing, we will not indemnify our General Partner or any person acting as a broker-dealer with respect to the Units from any liabilities incurred by them arising under federal and state securities laws unless:

●	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;
●	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or
●
a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

Admission of New Limited Partners

The Partnership may admit limited partners in the General Partner’s discretion. A new limited partner must agree to be bound by the terms and provisions of the Limited Partnership Agreement and shall be deemed to have done so by virtue of the acceptance of its subscription. Upon admission the new limited partner shall have all the rights and duties of a limited partner in the Partnership.

Books and Records

The Partnership will maintain books and records in such manner as is utilized in preparing the Partnership’s United States federal information tax return in compliance with Section 6031 of the Internal Revenue Code, and such other records as may be required in connection with the preparation and filing of the Partnership’s required United States federal, state and local income tax returns or other tax returns or reports of foreign jurisdictions.

All such books and records will be made available at the principal office of the Partnership and will be open to the reasonable inspection and examination of the limited partners or their duly authorized representatives during normal business hours upon five business days’ prior written notice.

Termination of the Partnership

The Partnership’s existence can be terminated by, among other events, the following events: the failure to continue the business of the Partnership following the bankruptcy, dissolution, liquidation, withdrawal or removal of the General Partner (collectively referred to in this prospectus as a “Disabling Event”) if the limited partners holding a majority of the Units held by all of the limited partners do not consent in writing within 180 days of the Disabling Event to continue the Partnership and appoint a successor general partner; a determination by the General Partner to terminate the Partnership made in its sole discretion; a determination by the limited partners with at least 80% of the aggregate Units held by all of the limited partners; or the entry of a decree of judicial dissolution pursuant to the Partnership Act.

It is the intent of the General Partner to start the redemption of all Units in year five with the intent to terminate and dissolve the Partnership in year six once all Units are effectively redeemed. However, investors may also look to prematurely redeem their Units in accordance with our Redemption Program.

Amendments to the Limited Partnership Agreement

As set forth in Section 14.1 of the Limited Partnership Agreement, the amendment or modification of the following provisions require the written consent of the General Partner and limited partners with at least 66-2/3% of the aggregate Units held by all of the limited partners: (i) the term of the of Partnership; (ii) liability of the General Partner; (iii) limited liability of the limited partners; (iv) capital contributions and capital calls; (v) capital accounts; (vi) allocations to capital accounts; (vii) tax allocations; (viii) non-liquidating distributions; (ix) distributions in redemption of a limited partner’s interest; (x) final distribution; (xi) management by the General Partner; (xii) other activities of the General Partner and Related Persons; (xiii) partnership expenses; (xiv) indemnification of the General Partner; (xv) event of termination; (xvi) the winding-up of the Partnership; (xvii) distributions in cash or in kind; (xviii) the time for liquidation; (xix) effect of bankruptcy, etc. of the General Partner; (xx) amendments to the Limited Partnership Agreement; (xxi) the granting of powers of attorney; and (xxii) payment in U.S. dollars.

The General Partner has the authority to amend or modify the Limited Partnership Agreement without any vote or other action by the other partners, to satisfy any requirements, conditions, guidelines, directives, orders, rulings or regulations of any governmental authority, or as otherwise required by applicable law. The General Partner also has the authority to amend or modify this Agreement without any vote or other action by the other partners: (i) to reflect the admission of substitute, additional or successor partners and transfers of Units pursuant to this Agreement; (ii) to qualify or continue the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in all jurisdictions in which the Partnership conducts or plans to conduct business; (iii) to change the name of the Partnership; (iv) to cure any ambiguity or correct or supplement any provisions herein contained which may be incomplete or inconsistent with any other provision herein contained; or (v) to correct any typographical errors contained herein.

Restrictions on Assignment and Withdrawal of General Partner

The General Partner does not have the right to assign, pledge or otherwise transfer its interest as the general partner of the Partnership, and the General Partner does not have the right to withdraw from the Partnership, without the consent of limited partners with at least 66-2/3% of the aggregate Units held by all of the limited partners. In the event of such an assignment or other transfer of all of its interest as a general partner of the Partnership, the General Partner’s assignee or transferee will be substituted in its place as general partner of the Partnership and the General Partner will withdraw as a general partner of the Partnership.

All other sections of the Limited Partnership Agreement (and all defined terms as used therein) may be modified or amended only with the written consent of both the General Partner and of the limited partners with more than 50% of the aggregate Units held by all of the limited partners.

Power of Attorney

Each limited partner grants to the General Partner a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and the amendment of the Limited Partnership Agreement.

Meetings

The Partnership will not hold annual meetings unless the limited partners holding 20% of the aggregate Units held by all of the limited partners petitions the General Partner for a meeting.

GLOSSARY

Advisers Act – the Investment Advisers Act of 1940, as the same may be hereafter amended from time to time.

Affiliate – with reference to any Person, any other Person of which such Person is a member, director, officer, manager, general partner or employee, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, in the case of an individual, a spouse or a blood relative of such Person (or spouse) within the second degree.

Agreement – this Limited Partnership Agreement, as amended from time to time as provided herein.

Applicable Law – any applicable law, regulation, ruling, order or directive, or license, permit or other similar approval of any Governmental Authority, now or hereafter in effect, to which a Partner (or any of its Affiliates) is or may be subject.

Assignment – as defined in Section 10.1 .

Authorized Representatives – as defined in Section 15.16 .

Bankruptcy Code – Title 11 of the United States Code entitled “Bankruptcy,” as the same may be hereafter amended from time to time, and any successor statute or statutes thereto.

BHC Partner – any Limited Partner that is a “bank holding company” or a non-bank “subsidiary” thereof as defined in § 225.2 of the regulations of the Federal Reserve System or any successor regulations.

Book Value – with respect to any Partnership asset, the asset’s adjusted basis for federal income tax purposes, except that the Book Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value.

Business Day – any day excluding a Saturday and any other day on which banks are required or authorized to close in Las Vegas, Nevada.

Capital Account – as defined in Section 5.1 .

Capital Contribution – a contribution to the capital of the Partnership made pursuant to Section 4 .

Code – the Internal Revenue Code of 1986, as the same may be hereafter amended from time to time and any successor statute or statues thereto.

Confidential Matter – as defined in Section 15.16 .

Damages – any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to litigation and interest on any of the foregoing.

Disabling Event – as defined in Section 13.2(a) .

DOL – United States Department of Labor.

Effective Date – as defined in the introduction to this Agreement.

ERISA – the Employee Retirement Income Security Act of 1974, as the same may be hereafter amended from time to time and any successor statute or statutes thereto.

ERISA Partner – any Limited Partner that is an “employee benefit plan” within the meaning of section 3(3) of ERISA and subject to Part 4 of Subtitle B of Title I of ERISA, a “plan” within the meaning of §4975(e)(1) of the Code, an entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity as determined under Section 3(42) of ERISA, or any other “benefit plan investor” within the meaning of §3(42) of ERISA or any successor provision or regulations issued thereunder.

Event of Termination – as defined in Section 12.1 .

Exchange Act – the Securities and Exchange Act of 1934, as the same may be hereafter amended from time to time.

Fair Market Value – as to any  property on any date, the fair market value of such property on such date as determined in good faith by the General Partner, provided that if a Majority in Interest so requests in writing, the fair market value of such property shall be determined by an independent, nationally recognized investment banking firm, accounting firm, or an appraisal firm selected by the General Partner.

Fiscal Year – as defined in Section 2.6 .

Foundation Partner – a Limited Partner that is (a) a “private foundation” within the meaning of § 509 of the Code and (b) so indicates on its Subscription Agreement or otherwise in writing to the General Partner at which such Limited Partner is admitted to the Partnership and is so identified in the books and records of the Partnership.

GAAP – generally accepted accounting principles in the United States of America as in effect from time to time.

General Partner – the person identified as the General Partner in the introduction to this Agreement and its replacement or successor from time to time as permitted by this Agreement.

Governmental Authority – any nation or government, any state or other political subdivision thereof and any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Initial Limited Partner – Andrew Jolley.

Interest – the entire limited partnership interest owned by a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with all the terms and provisions of this Agreement.

Internal Revenue Service – the Internal Revenue Service or its successor.

Investment Company Act – the Investment Company Act of 1940, as the same may be hereafter amended from time to time.

Limited Partners – as defined in the introduction to this Agreement.

Limited Partnership Units – A measure of ownership that entitles the holder to a preferred return on a principal amount of $1,000 so long as the Company has earned sufficient profits to make such a distribution that shall be established by the General Partner from time to time.

Liquidation Representative – as defined in Section 12.2 .

Majority in Interest – Limited Partners with more than one-half of the aggregate Voting Interests of all Limited Partners.

Material Adverse Effect – (a) a violation of a statute, rule or regulation of any Governmental Authority that is reasonably likely to have a material adverse effect on any Person in which the Partnership has a direct or indirect interest in the Partnership, the General Partner, any other Partner or any of their respective Affiliates or, with respect to an ERISA Partner, on the sponsor of such ERISA Partner or any such sponsor’s Affiliates, (b) an occurrence that is reasonably likely to subject any Person in which the Partnership has a direct or indirect interest, the Partnership, the General Partner, any other Partner or any of their respective Affiliates or, with respect to an ERISA Partner, on the sponsor of such ERISA Partner or any such sponsor’s Affiliates to any material regulatory requirement to which it would not otherwise be subject, or which is reasonably likely to materially increase any such regulatory requirement beyond what it would otherwise have been, (c) an occurrence that is reasonably likely to subject any Partner to any tax under § 897 of the Code, (d) an occurrence that is reasonably likely to cause the Partnership to be taxed as a corporation for United States federal income tax purposes or (e) an occurrence that is reasonably likely to result in any Securities or other assets owned by the Partnership being deemed to be “plan assets” under ERISA or that is reasonably likely to result in a “prohibited transaction” under ERISA.

Net Income and Net Loss – for each fiscal year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss, deduction or expense specially allocated pursuant to this Agreement (including Section 5.2 ) shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (d) upon an adjustment to the Book Value of any asset pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Net Income and Net Loss shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis ( provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition, shall be treated as deductible items.

Non-Plan Party – as defined in Section 10.3(a)(ii) .

Non-U.S. Person – any individual or entity that is not a United States Person within the meaning of Code § 7701(a)(30).

Non-Withdrawal Period – Five (5) years from date of initial investment.

Organizational Expenses – all costs and expenses of the Partnership related to the organization of the Partnership and the offer and sale of Interest.

Partners – the Limited Partners and the General Partner and such substituted or additional Partners as shall be admitted to the Partnership pursuant to Section 10 , or Section 13 .

Partnership – as defined in the introduction to this Agreement.

Partnership Act – the Nevada Revised Uniform Limited Partnership Act as the same may be hereafter amended from time to time.

Partnership Expenses – as defined in Section 8.1 .

Permitted Temporary Investments – investments by the Partnership in (a) Securities that are obligations of or guaranteed by the United States government or an agency or instrumentality thereof; (b) domestic, corporate or governmental indebtedness rated AA or Prime-1 (or the equivalent thereof) or better by Moody’s Investors Service Inc. or A-1 (or its equivalent) or better by Standard & Poor’s Corporation; (c) certificates of deposit, money market accounts, savings accounts, checking accounts or any combination thereof in banks which have total assets of $100,000,000 or more (or in banks insured by the Federal Deposit Insurance Corporation (the “ FDIC ”) which have total assets of less than $100,000,000 if the amount of the Partnership’s funds deposited in such bank is fully insured by the FDIC); or (d) any other Securities that the General Partner determines are appropriate for short term investments.

Person – an individual, partnership, corporation, corporation, joint venture, business trust or unincorporated organization, Governmental Authority or any other entity.

Regulation Y – Regulation Y of the Board of Governors of the Federal Reserve System (C.F.R. Part 225) or any successor to such Regulation.

Related Person – as defined in Section 3.2 .

Schedule K-1 – Internal Revenue Service Form Schedule K-1.

Securities – any (a) privately or publicly issued capital stock, bonds, notes, debentures, commercial paper, bank acceptances, trade acceptances, trust receipts and other obligations, chooses in action, partnership or corporation interests, instruments or evidences of indebtedness commonly referred to as securities, warrants, options, including puts and calls or any combination thereof and the writing of such options, and (b) claims or other causes of action, matured or unmatured, contingent or otherwise, of creditors and/or equity holders of any Person against such Person, including, without limitation, “claims” and “interests,” in each case as defined under the Bankruptcy Code, and all rights and options relating to the foregoing.

Securities Act – the United States Securities Act of 1933, as the same may be hereafter amended from time to time.

Subscription Agreement – as to any Limited Partner, the subscription agreement between such Partner and the Partnership in connection with its purchase of Interests, and all related documents accompanying such Subscription Agreement.

Substitute Limited Partner – a Limited Partner who is admitted as a Substitute Limited Partner in conformity with the provisions of Section 10.1 .

Successor General Partner – any Person admitted to the Partnership as a successor general partner pursuant to Section 10.2 or Section 13.2 .

Tax Exempt Limited Partner – any Limited Partner which is exempt from federal income taxation, including a Limited Partner which is exempt under § 501 of the Code.

Tax Matters Partner – as defined in Section 7.5 .

Treasury Regulations – the Income Tax Regulations promulgated under the Code, as the same may be hereafter amended from time to time or any successor or successors to such regulations.

UBTI – items of gross income taken into account for purposes of calculating unrelated business taxable income as defined in §§ 512 and 514 of the Code.

Unit – A measure of ownership that represents an investment in the principal amount of $1,000 and entitles its holder to such rights as are more particularly described within this Agreement.

U.S. Dollars and $ – lawful money of the United States of America.

Voting Interests – for the purpose of any vote or consent right hereunder, the respective interest of each Limited Partner as determined by reference to the aggregate amount of such Limited Partner’s Units held divided by the aggregate of all outstanding Units held by Limited Partners who are entitled to vote.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

The Company may elect to purchase hotels from entities controlled by the principals of our General Partner. The General Partner, prior to making any purchases on behalf of the Company, will obtain a third party appraisal which will assess the fair market value of the subject hotel to be purchased. The Company will only purchase the potential hotel for a price less than or equal to this third party assessed fair market value.

CONFLICTS OF INTEREST

Although the General Partner intends to avoid situations involving conflicts of interest, there may be situations in which the interests of the Partnership may conflict with the interests of the General Partner or any other Related Person, and such situations will not, in any case or in the aggregate, be deemed a breach of the Limited Partnership Agreement or any duty owed by the General Partner or such Related Person to the Partnership or to any limited partner. For example, Related Persons may invest in Units, and such investments, including the number of Units that these persons hold, could influence the General Partner’s decision to pay dividends on Units at a time or times when it would be prudent to use our cash resources to build capital, pay outstanding obligations, or grow our business.

Additionally, our Limited Partnership Agreement does not prohibit the General Partner or any Related Person, including directors and the Managing Partner of our General Partner who invest in Units, from engaging in other business ventures and activities, including ventures and activities that compete with the Partnership. This fact could create situations in which the Managing Partner and/or the directors of the General Partner do not focus all of their time and attention to the affairs of the Partnership. This fact also would permit these persons to directly seize upon business opportunities from which the Partnership could benefit if those opportunities were instead made available to the Partnership. Neither we nor any limited partner has any rights with respect to any such ventures and activities or the income or profits derived therefrom, so this conflict of interest could result in the Partnership earning less profit than would be the case if our affiliates were required to first present favorable business opportunities to the Partnership.

Additionally, because the General Partner has sole discretion with respect to the Partnership’s cash resources, including the proceeds from this offering, the General Partner may choose to invest our funds in companies or other ventures in which the General Partner and/or Related Persons have a financial interest. Such investments may not be negotiated on an arms-length basis. Again, neither we nor any limited partner will have any rights to the income or profits derived by those companies or other ventures using our funds (except to the extent our funds represent an equity or similar investment in those companies or ventures).

Neither the General Partner nor any other Related Person shall be obligated to disclose or refer to the Partnership any particular investment opportunity, whether or not any such opportunity is of a character which could be taken by the Partnership .

Mr. Jolley is the Chief Managing Member of EquiSource Management, LLC, our general partner. As the Chief Managing Member of EquiSource Management, LLC Mr. Jolley has latitude in determining his own salary for services rendered. Mr. Jolley, through EquiSource Management, LLC, carries out a similar business to the one herein proposed. Mr. Jolley, as a sole officer and director, may unilaterally make decisions as the Managing Member of EquiSource Management, LLC

The Company may elect to purchase hotels from entities controlled by the principals of our General Partner. The General Partner, prior to making any purchases on behalf of the Company, will obtain a third party appraisal which will assess the fair market value of the subject hotel to be purchased. The Company will only purchase the potential hotel for a price less than or equal to this third party assessed fair market value.

Equisource Management’s only duty is to manage the Company. Equisource Holdings, another affiliate, does own hotel properties. It is the intent of the Manager, that upon receipt of fund through this Offering, to no longer purchase any assets through Equisource Holding and instead, dedicate management efforts on the Company. We expect that at the break of the minimum offering amount of $1,000,000 we will cease purchases in Equisource Holdings, and only make hotel purchases in the Company. It is expected that the management may need to dedicate up to 20% of its time to the affairs of Equisource Holdings to manage and dispose of its assets while the Company is operational.

ERISA CONSIDERATIONS

The following is a summary of the material non-tax considerations associated with an investment in the Partnership by a qualified plan, Keogh Plan or an IRA (a “benefit plan”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (“DOL”). No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

Fiduciaries Under ERISA

A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA should consider whether an investment in the Units is consistent with his or her fiduciary responsibilities under ERISA. In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA plan’s participants and beneficiaries. A fiduciary is required to perform the fiduciary’s duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA plan’s governing documents, provided that the documents are consistent with ERISA.

Fiduciaries with respect to an ERISA plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA plan. An investment professional who knows, or ought to know, that his or her advice will serve as one of the primary bases for the ERISA plan’s investment decisions may be a fiduciary of the ERISA plan, as may any other person with special knowledge or influence with respect to an ERISA plan’s investment or administrative activities.

While the beneficial “owner” or “account holder” of an IRA is treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules explained below. Also, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual and/or his or her spouse who own(s) 100% of the corporation’s stock, are generally not subject to ERISA’s fiduciary standards, although they also are subject to the Code’s prohibited transaction rules explained below.

A person subject to ERISA’s fiduciary rules with respect to an ERISA plan should consider those rules in the context of the particular circumstances of the ERISA plan before authorizing an investment of a portion of the ERISA plan’s assets in Units.

Fiduciaries of an ERISA plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a “self-directed investment” arrangement) generally will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant’s exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control. Liability can, however, be imposed upon the fiduciary of an ERISA plan for losses resulting from a participant’s direction of the investment of assets in his individual account into a particular investment option under the ERISA plan if the fiduciary acted imprudently in offering, or continuing to offer, the investment under the ERISA plan.

The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Prohibited Transactions Under ERISA and the Code

Any fiduciary of an ERISA plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transaction provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions. These rules prohibit such plans from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” described in Section 4975(e)(2) of the Code or “parties in interest” described in Section 3(14) of ERISA, each of which are referred to as “disqualified persons.”

“Prohibited transactions” include, but are not limited to, any direct or indirect transfer or use of a qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan. Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA plan that was a party to the prohibited transaction for any losses sustained by the ERISA plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA plan or a non-ERISA plan or an IRA subject to Section 4975 of the Code. If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by an ERISA plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the Managing Member of the General Partner, or any of its affiliates, have investment discretion with respect to the assets used to purchase the Units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan’s or IRA’s decision to purchase Units.

None of the Managing Partner of the General Partner, the General Partner nor the Partnership shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

“Plan Assets”

If our assets were determined under ERISA or the Code to be “plan assets”:

●	the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving our assets;

●
persons who exercise any authority or control over our assets, or who provide investment advice to us, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the Units, and transactions involving our assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest;

●
a fiduciary exercising his investment discretion over the assets of an ERISA plan to cause it to acquire or hold the Units could be liable under Part 4 of Title I of ERISA for transactions we enter into that do not conform to ERISA standards of prudence and fiduciary responsibility; and

●	certain transactions that we might enter into in the ordinary course of our business and operations might constitute “prohibited transactions” under ERISA and the Code.

An ERISA plan’s fiduciaries might, under certain circumstances, be subject to liability for actions taken by the Managing Partner of the General Partner or its affiliates, and certain of the transactions described in this prospectus in which we might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such ERISA plan, even if their acquisition of Units did not originally constitute a prohibited transaction.

Under ERISA and applicable DOL regulations governing the determination of what constitutes assets of an ERISA plan in the context of investment securities such as Units, an undivided interest in the underlying assets of a collective investment entity such as the Partnership will be treated as “plan assets” of “Benefit Plan Investors” (as that term is defined under ERISA) if (i) the securities are not publicly offered, (ii) 25% or more of the total value of each class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are “equity interests”, and (iv) the entity is not an “operating company”. In order for securities to be treated as “publicly offered”, they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be “freely transferable.”

Units will be sold as part of an offering registered under the Securities Act of 1933. However, we believe that the restrictions on transferability of Units (see “Restrictions on Transfers of Limited Partnership Units”) prevent the Units from being “freely transferable” for purposes of the DOL’s regulations. Consequently, in order to ensure that our assets will not constitute “plan assets” of limited partners which are ERISA plans, the Managing Partner of the General Partner will take such steps as are necessary to ensure that ownership of Units by Benefit Plan Investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the Managing Partner of the General Partner shall, as provided in the DOL’s regulations, disregard the value of any Units held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to our assets, or any person who provides investment advice for a fee (direct or indirect) with respect to our assets, or any affiliate of any such a person. However, neither we nor the Managing Partner of the General Partner nor the Directors of the Managing Partner shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan assets” issue, a decision to cause a benefit plan to acquire Units should involve consideration, among other factors, of whether:

●	the investment is in accordance with the documents and instruments governing the benefit plan;
●	the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating Units;
●	the investment will provide sufficient cash distributions in light of the benefit plan’s required benefit payments or other distributions;
●	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from the Partnership;
●
in the case of an ERISA plan, the investment (or, in the case of a self-directed individual account arrangement under Section 404(c) of ERISA and regulations promulgated thereunder, the decision to offer the investment to participants in the ERISA plan) is made solely in the interests of the ERISA plan’s participants; and

●
the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the benefit plan to value its assets in accordance with the rules and policies applicable to the benefit plan.

Prospective ERISA plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of an ERISA plan that has invested in an entity such as the Partnership are sufficiently diversified may be made by looking through the ERISA plan’s interest in the entity to the underlying portfolio of assets owned by the entity.

The fiduciaries of each benefit plan proposing to invest in the Partnership may be required to make certain representations, including, but not limited to, a representation that they have been informed of and understand the Partnership’s investment objectives, policies, and strategies, and that the decision to invest assets in the Partnership is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. Additionally, each benefit plan will be required to represent that to the best of its knowledge neither the Partnership nor any of its affiliates is a party in interest or disqualified person, as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, with respect to such benefit plan.

DETERMINATION OF OFFERING PRICE

The offering price of the Units was arbitrarily determined by the General Partner and was based upon consideration of various factors including the availability and demand for such investments. The price of the Units does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of the Units be regarded as an indicator of any future market price of the Units.

PLAN OF DISTRIBUTION

We are offering, on a continuous basis, up to 25,000 Units. Generally, we will require a minimum investment of five Units, or $5,000, but we reserve the right to waive this subscription minimum and accept a lesser amount from any investor. For example, we may allow purchases of as little as one Unit, or $1,000, if the purchasers are custodians acting for a minor family member. IRAs and employee benefit plans may also purchase Units. We also require a minimum investment of ten Units, or $5,000, by IRAs and employee benefits plans.

We will escrow up to $1,000,000 prior to using any of the proceeds. We have not yet established an escrow account and will amend this offering as we do so. We intend to have an escrow arrangement in place prior to the effectiveness of this resgistration statement. We will then revise this disclosure to name the escrow agent on the cover page and will include material terms of the escrow agreement in the Plan of Distribution section of this Registration Statement. We plan to have the arrangement in place prior within the next month. After the minimum raise of $1,000,000, the proceeds from the sale of any subsequent Units will be paid directly to us for our use without restrictions. The Units will be issued in book entry form and, accordingly, you will not be issued a physical certificate. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

We filed a Registration Statement on Form S-11, with the SEC, of which this prospectus is a part, to register our offering of the Units. We intend to file, a registration statement and amendments with each of the states that we intend to offer Units. We may not offer or sell the Units until the registration statement and all amendments thereto are declared effective by the SEC and until the related registration statement and amendments filed with each of the foregoing jurisdictions are declared effective by the security regulators in those jurisdictions.

The Units will be offered and sold in certain states by our General Partner and its Chief Managing Member, Andrew Jolley. In the future, subject to compliance with all applicable issuer-agent registration requirements, some of our other associated persons may also offer and sell the Units. The activities of Mr. Jolley and any other associated person as issuer agents are restricted to transactions with respect to the securities of the Partnership. None of these associated persons will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in Units. Our associated persons who offer and sell the Units will rely on Rule 3a4-1 under the Exchange Act, as an exemption from registration as a broker-dealer as they will merely be selling the Company’s securities in their role as executives and directors of the Company. Our General Partner and Andrew Jolley are statutory underwriters under the Securities Act and that the associated persons may also be statutory underwriters.

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Jolley, Mr. Herlean, Mr. Byrne, and Mr. Reiter are not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Jolley, Mr. Herlean, Mr. Byrne, and Mr. Reiter will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jolley, Mr. Herlean, Mr. Byrne, and Mr. Reiter are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jolley, Mr. Herlean, Mr. Byrne, and Mr. Reiter will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Jolley, Mr. Herlean, Mr. Byrne, and Mr. Reiter will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We may authorize other broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (FINRA), which we refer to as participating broker-dealers, to sell our Units. We have not entered into any agreements with any such broker-dealers.

We may sell Units at a discount to the primary offering price of $1,000.00 per Unit through the following distribution channels in the event that the investor:

•      pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;
•      has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or
•      is investing through a bank acting as trustee or fiduciary.
•      We estimate that we will pay approximately a 10% brokerage fee. We have estimated this base on industry standards.

We may reject any order, in whole or in part, for any reason. Your order is irrevocable upon receipt by us. In the event your order is rejected, we will promptly refund your funds, without deduction of any costs and without interest. We expect that orders, if rejected, will be refunded within two business days after receipt. Once your order has been accepted, the applicable funds will be promptly deposited in our account. We will send a receipt to you as soon as practicable after acceptance of your order. You will not know at the time of placing an order whether we will be successful in completing the sale of any or all of the debt securities being offered. We reserve the right to withdraw or cancel the offering at any time.

We may also elect to use the services of a Registered Investment Advisor and thus, intend to offer a 2% discount for such purchases.

It is the intent of the three Managing Members of our General Partner to purchase up to $50,000 in Units a piece. There is no agreement in place binding the Managing Members to invest any additional capital. All sales, past and future, to officers, Directors, affiliates or associates are done on the same terms and conditions as Units sold to other persons. There are no limits as to number of Units any related party may purchase under this offering. However, resales and certain other transfers of Units by persons who are deemed to be “affiliates” of the Partnership (as defined in Rule 405 under the Securities Act) may be limited. Generally, our affiliates may sell their Units only pursuant to an effective registration statement covering such resales, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration.

EXPERTS

Our financial statements appearing in this prospectus have been included in reliance on the report of the independent registered public accounting firm of Anton & Chia, LLP. Their report is included in the financial statements appearing in this prospectus and is included by us in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

Stan Jeong-Ha Lee, CPA resigned as the independent registered public accounting firm and there were no disagreements between the Company and Stan Jeong-Ha Lee, CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

LEGAL MATTERS

Certain matters with respect to the Units offered by this prospectus were passed upon for us by our legal counsel, Law Office of Jillian Ivey Sidoti. The tax opinion attached hereto as Exhibit 8.1 was also offered by our legal counsel, the Law Office of Jillian Ivey Sidoti.

ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form S-11, to register the Units to be issued in this offering. This prospectus is part of that registration statement, as amended. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to that registration statement. For further information with respect to us and the Units, we refer you to the registration statement, all amendments thereto, and the exhibits that were filed therewith, which may be viewed at the SEC’s website, www.sec.gov, or inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement, as amended, may be downloaded from the SEC’s website or obtained from the SEC upon payment of the prescribed fee.

Following this offering, we will be subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and other reports and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s website. You may also read and copy any document we file with the SEC at its Public Reference Room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Equisource Hotel Fund I, LLP

We have audited the accompanying balance sheet of Equisource Hotel Fund I LLP. (the "Partnership") as of December 31, 2012, and the related statement of operations, changes in partners’ equity and cash flows for the period from September 19, 2012 (Inception) through December 31, 2012. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Partnership's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of December 31, 2012 and the results of its operations and its cash flows for the period from September 19, 2012 (Inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in note 3, the Partnership has had no revenues since inception. These conditions, among others, raise substantial doubt about the Partnership’s ability to continue as a going concern. Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

March 28, 2013

Audited Financial Statements as of December 31, 2012

 Equisource Hotel Fund I, LLP
Balance Sheet

December 31,
2012
ASSETS
Current Assets
Cash	$2,329
Prepaid Expense	10,000
TOTAL ASSETS	$12,329

LIABILITIES AND PARTNERS’ EQUITY
Due to Partner	$10,000

Total Current Liabilities	$10,000

Partners’ Equity

Partnership Contributions	5,500
Accumulated deficit during development stage	(3,171)
Total Partners’ Equity	2,329

TOTAL LIABILITIES AND PARTNERS’ EQUITY	$12,329

 The accompanying notes are an integral part of financial statements

Equisource Hotel Fund I, LLP
Statements of Operations

September 19th, 2012
(inception) through
December 31, 2012

Revenues	$-

Operating Expenses
Administrative expenses	3,171
Total operating expenses	3,171

Net loss from operations	(3,171)

Income taxes	-

Net Loss	$(3,171)

The accompanying notes are an integral part of financial statements

Equisource Hotel Fund I, LLP
Statement of Partners Equity

			Additional
			Paid in	Accumulated
	Partnership Units	Amount	Capital	Deficit	Total

Balance as of September 19th, 2012 (Inception)	-	$-	$-	$-	$-

Common shares issued:
Cash, from Founder/Manager, September 25th, 2012	-	-	1,000	-	1,000
Cash, from Founder/Manager, September 25th, 2012	-	-	4,500	-	4,500
Net Loss	-	-	-	(3,171)	(3,171)

Balance, December 31, 2012	-	$-	$5,500	$(3,171)	$2,329

The accompanying notes are an integral part of financial statements

Equisource Hotel Fund I, LLP
Statement of Cash Flows

September 19th, 2012
(inception) through
December 31, 2012

OPERATING ACTIVITIES:
Net loss	$(3,171)
Adjustment to reconcile net income to net cash provided by operations:
Increase due to related party	10,000
Increase of prepaid expenses	(10,000)
Net Cash Used in Operating Activities	$(3,171)

FINANCING ACTIVITIES:
Partnership Contributions	5,500
Net Cash Provided by Financing Activates	5,500

Net increase in cash	2,329
Cash, beginning of period	-
Cash and cash equivalents, end of period	$2,329
Supplemental disclosures of cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of financial statements

 Equisource Hotel Fund I
Notes to the Financial Statements
As of December 31, 2012 (audited)

NOTE 1. NATURE OF OPERATIONS

EquiSource Hotel Fund I (The Partnership) was incorporated in the State of Nevada on September 19th, 2012 and has been inactive since its inception. The Partnership intends to invest hotel properties situated in the southwest United States. The Partnership will purchase, manage, and dispose of revenue producing hotel assets.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, partner’s equity and cash flows of the Partnership. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Partnership considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents. The Partnership has no cash equivalents at December 31, 2012.

Income Taxes

The company has elected to be taxed as a partnership under the Internal Revenue code. Accordingly, no federal income tax is imposed as the partners include their respective shares of taxable income and losses on their individual income tax returns.

Net Loss per Share

The basic earnings (loss) per share calculation is not applicable as the Company will be registered, but not traded. Therefore, no common shares will be issued.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage

The Partnership is in the development stage, as defined in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. The Partnership’s planned principal operations have not fully commenced. Organizational and offering costs are, and will be, expensed as and when they are incurred.

Management plans to seek funding from its potential, qualified limited partners to pursue its business plan.

NOTE 3 – GOING CONCERN

The Partnership’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Partnership does not presently have a source of revenue sufficient to cover its operation costs giving substantial doubt for it to continue as a going concern. The Partnership will be dependent upon the raising of additional capital through acquiring limited partners in order to implement its business plan. There can be no assurance that the Partnership will be successful in order to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 4 – RELATED PARTY

As of December 31, 2012, the Partnership had received $5,500 from the founder/manager.

As of December 31, 2012, the Partnership had $ 10,000 due to their common entity for the legal payments that common entity paid on behalf of the partnership.

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740, Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

No provision was made for Federal income tax.

The Partnership did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception.

NOTE 6 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

The Partnership does not expect the adoption of recently issues accounting pronouncements to have a significant impact on the Partnership’s results of operations, financial position, or cash flow.

NOTE 7 CONTINGENCIES

Some of the officers and directors of the Partnership are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Partnership and other business interests. The Partnership has not formulated a policy for the resolution of such conflicts.

From time to time the Partnership may become a party to litigation matters involving claims against the Partnership. Management states that there are no current matters that would have a material effect on the Partnership’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

The Partnership has evaluated subsequent events from the balance sheet date through March 28, 2013, the date the financial statements were available to be issued, and has determined that there are no further material events to disclose.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by Equisource Hotel Fund I, LLP (the “Partnership”) in connection with the offering of the securities being registered hereby. All amounts shown except “Registration Fee — Securities and Exchange Commission” are estimates.

Registration Fee – Securities and Exchange Commission	$
Accounting Fees and Expenses
Legal Fees and Expenses
Printing Fees and Expenses
State Blue Sky Filing Fees
Miscellaneous
Total	$

Item 33.  Recent Sales of Unregistered Securities.

The following information relates to sales by Equisource Hotel Fund I, LLP of securities without registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), since inception on September 19, 2012.

The Partnership sold unregistered general partnership interests to its General Partner, EquiSource Management, LLC, These interests were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). The partnership interests were sold for a total of $1,000. These general partnership interests qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance interests by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of interests offered. We did not undertake an offering in which we sold a high number of interests to a high number of investors. In addition, the general partner had the necessary investment intent as required by Section 4(2) since it agreed to and received interests that are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these interests would not be immediately redistributed into the market and therefore not be part of a “public offering.”Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. No discounts or commissions were paid.

Item 34.  Indemnification of Directors and Officers.

Under the Partnership Act a Limited Partnership has the power, except in the case of action or failure to act by a partner which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in its partnership agreement, to indemnify and hold harmless any partner, employee, or agent of the Limited Partnership from and against any and all claims and demands whatsoever.

The Limited Partnership Agreement provides that the Partnership will indemnify and hold harmless, to the maximum extent permitted by applicable law, the General Partner, any affiliate of the General Partner, and any officer, director, stockholder, member, partner, employee, agent or assign of the General Partner, from and against any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to litigation and interest on any of the foregoing, including, without limitation, such damages incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court or other governmental authority, that arise out of, relate to or are in connection with the Limited Partnership Agreement or the management or conduct of the business or affairs of the General Partner, the Partnership, any other entity in which the Partnership has a direct or indirect interest or any of their respective affiliates, except for any such damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or intentional misconduct of, or material breach of the Limited Partnership Agreement or knowing violation of law by, the person seeking indemnification.

Item 36.  Exhibits and Financial Statement Schedules.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

Item 37.  Undertakings.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

A. – C. N/A

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	N/A

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	N/A

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b. – g. N/A

h.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Manager, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Manager, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

Note - Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, April 25, 2013.

EQUISOURCE HOTEL FUND I, LLP

By:	EQUISOURCE MANAGEMENT, LLC
General Partner

By:	/s/ Andrew Jolley
Andrew Jolley,
Chief Managing Member (Chief Executive Officer)

By:	EQUISOURCE MANAGEMENT, LLC
General Partner

By:	/s/ John T. Reiter
John T. Reiter
Chief Financial Manager (Chief Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities as directors of EquiSource Management, LLC on April 25, 2013.

/s/ Greg Herlean	/s/ Stephen Byrne
Greg Herlean	Stephen Byrne
Managing Member of EquiSource Management, LLC	Managing Member of EquiSource Management, LLC

EXHIBIT INDEX

Exhibit No.	Description

1.1	Subscription Agreement *
3.1	Certificate of Limited Liability Partnership *
3.2	Limited Liability Partnership Agreement *
5.1	Opinion of Jillian Ivey Sidoti *
8.1	Tax Opinion *
16.1	Letter from Stan Jeong-Ha Lee, CPA
23.1	Consent of Anton & Chia, LLP
23.2	Consent of Counsel (incorporated by reference in 5.1)
23.3	Consent of Counsel (incorporated by reference in 8.1)

*Previously Filed